SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

of Shareholders and

2020 Proxy Statement

CONSOLIDATED-TOMOKA LAND CO. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: April 29, 2020

Time: 2:00 p.m. local time

Location: LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida 32124

AGENDA:

1.	Election of the seven director nominees listed in the proxy statement for one-year terms expiring at the 2021 annual meeting of shareholders;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020;

3.	Hold an advisory vote to approve executive compensation;

4.	Approve an amendment to the Consolidated Tomoka Land Co. Second Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder;

5.	Approve the change of the name of the Company from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc.; and

6.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 5, 2020, are entitled to notice of, and to participate in and vote at, the 2020 annual meeting of shareholders (including any adjournments or postponements thereof, the “Annual Meeting”). A complete list of shareholders as of the record date will be available for shareholders’ inspection at our corporate offices at 1140 North Williamson Boulevard, Suite 140, Daytona Beach, Florida 32114, for ten days prior to the Annual Meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or online as instructed in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the Annual Meeting. You may also request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them as instructed in the Notice of Internet Availability of Proxy Materials. If you submit your proxy (whether via internet, telephone or return of paper proxy card by mail) and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-962-4284. You may also contact them online via their website at www.computershare.com/investor.

By Order of the Board of Directors

Daniel E. Smith

Senior Vice President,

General Counsel & Corporate Secretary

Daytona Beach, Florida

March     , 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 29, 2020: Consolidated-Tomoka Land Co.’s proxy statement in connection with the Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission are available at: www.edocumentview.com/CTO.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held: April 29, 2020

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

Page
1	LETTER FROM THE CHAIRMAN

2	GENERAL INFORMATION

7	PROPOSAL 1: ELECTION OF DIRECTORS

12	DIRECTOR COMPENSATION FOR 2019

14	CORPORATE GOVERNANCE — COMMITTEES OF THE BOARD OF DIRECTORS

19	CORPORATE GOVERNANCE — HIGHLIGHTS AND ESG

25	BENEFICIAL OWNERSHIP OF COMMON STOCK

27	COMPENSATION DISCUSSION AND ANALYSIS

28	COMPENSATION RISKS

42	COMPENSATION COMMITTEE REPORT

43	SUMMARY COMPENSATION TABLE FOR 2017-2019

44	TOTAL REALIZED COMPENSATION TABLE FOR 2017-2019

45	GRANTS OF PLAN-BASED AWARDS DURING THE YEAR ENDED DECEMBER 31, 2019

45	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2019

46	OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2019

46	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

50	PAY RATIO

50	REPORT OF THE AUDIT COMMITTEE

52	PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

54	PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

55	PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

64	PROPOSAL 5: APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY FROM CONSOLIDATED-TOMOKA LAND CO. TO CTO REALTY GROWTH, INC.

65	OTHER MATTERS

65	DELINQUENT SECTION 16(a) REPORTS

65	SHAREHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS

66	ANNUAL REPORT

LETTER FROM THE CHAIRMAN

Fellow Shareholders:

We look forward to seeing many of you at our upcoming annual shareholder meeting in Daytona Beach. For all of you who participate, whether in person or by proxy, we thank you for your investment in the Company and for taking part in the election of directors and voting on the other proposals brought before our shareholders.

Since the Company does not have a staggered Board of Directors, all of our Board members stand for election every year. In addition to the director election, there are two routine proposals to be voted on (ratification of our auditors and an advisory vote on executive compensation), as well a request to increase the number of shares available under our equity incentive plan. In addition, we are requesting our shareholders’ approval to change the name of our company to CTO Realty Growth, Inc. All of these proposals are consistent with the recent transformation of our asset base and are described in detail in the following pages. We encourage you to review such proposals carefully.

As discussed in detail in the Compensation Discussion and Analysis section, the Compensation Committee of the Board of Directors, under the direction of the Board, continued to administer and refine our new executive compensation program, which was restructured in early 2017. We believe that the new compensation program enhances the link between pay and performance, and better aligns management with the interests of the Company’s shareholders. It was designed and implemented specifically with our strategic business plan in mind, which is to monetize our Daytona Beach land portfolio and redeploy the proceeds into diverse, high-quality income-producing real estate investments, when possible in a tax-efficient manner. We are pleased to have accomplished much of this in 2019.

The new compensation program, similar to many other companies’ executive compensation programs, consists of a blend of base salary, service-based equity incentive compensation, and performance-based cash and equity incentive compensation. Under the new program, the Compensation Committee establishes at the beginning of each year a set of objective, measurable metrics that will be used to evaluate management’s performance, both on an annual and long-term basis. The metrics are weighted to reflect the Company’s progress and priorities in executing our business plan. Rigorous performance goals are also established each year for each metric, with “threshold,” “target” and “outperform/maximum” performance levels set for each metric. The metrics and weighting are reviewed each year and adjusted as necessary based on the Company’s progress in executing our business plan. All of these decisions are made in a manner designed to incentivize management to execute our business plan in a manner that will increase the value of the Company’s assets and maximize return to our shareholders.

Our 2019 proved to be a transformational year in which we accomplished many of the Company’s long term business objectives—please see our 2019 Annual Report on Form 10-K and letter to shareholders from our CEO John Albright for additional discussion. Such accomplishments include successfully monetizing most of our remaining Daytona Beach land through a sale to a joint venture which we manage, and the formation, and initial public offering, of a single-tenant, net-lease real estate investment trust, Alpine Income Property Trust, Inc. (“Alpine”), of which the Company owns approximately 22% and is the external manager. As part of its formation, Alpine purchased from the Company 20 of our single-tenant net-leased income properties. The proceeds from the land monetization transaction and from the Alpine formation transaction were successfully reinvested in a tax-efficient manner into a strong portfolio of multi-tenant income properties. These newly acquired properties reflect our new focus on higher-return multi-tenant properties in strong U.S. markets.

As a result of the Company’s many successes in 2019, our executive officers achieved the “outperform” level of performance for three of the four objective elements of their annual performance goals. With respect to long-term performance-based incentive compensation, under the new compensation program, performance shares awarded in January of 2017 vested in early 2020. Based on the Company’s total shareholder return relative to our peer group during the three-year performance period, the performance shares awarded in 2017 vested slightly above the “target” level of performance.

We are very pleased with the Company’s 2019 results and our management team’s performance, and hope you will enjoy reading the more detailed Compensation Discussion and Analysis section in the pages that follow.

Sincerely,

Laura M. Franklin

Chairman of the Board

Consolidated-Tomoka Land Co.

CONSOLIDATED-TOMOKA LAND CO. 1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida 32114

GENERAL INFORMATION

Why am I receiving this proxy statement? The board of directors (the “Board of Directors” or “Board”) of Consolidated-Tomoka Land Co., a Florida corporation (the “Company,” “we,” “our” and “us”) is soliciting proxies for use at the 2019 annual meeting of shareholders to be held on Wednesday, April 29, 2020 at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (including any adjournments or postponements thereof, the “Annual Meeting”). The purpose of the Annual Meeting is as set forth in this proxy statement.

On or about March 17, 2020, we mailed to you and our other shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on (i) how to access online this proxy statement and our 2019 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our audited consolidated financial statements included therein (collectively, the “Annual Report”); and (ii) how to vote your shares by telephone, over the Internet, or by mail. You will not receive a printed copy of the proxy materials and Annual Report unless you request them. If you would like to receive a printed copy of the proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining such materials contained in the Internet Availability Notice.

What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting? The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in this proxy statement. These matters include: (1) the election of seven directors for one-year terms expiring at the 2021 annual meeting of shareholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020; (3) an advisory vote to approve executive compensation; (4) the approval of an amendment to the Consolidated-Tomoka Land Co. Second Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and (5) the approval of the change of the name of the Company from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc. We will also consider any other business that properly comes before the Annual Meeting. This proxy statement provides you with detailed information about these matters.

What is a record date and who is entitled to vote at the Annual Meeting? The record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting is March 5, 2020. The record date was established by our Board as required by the laws of the State of Florida and the bylaws of the Company (the “Bylaws”). Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of our common stock that you owned on the record date on every matter properly submitted for shareholder vote at the Annual Meeting. Our articles of incorporation and Bylaws do not provide for cumulative voting for the election of directors.

How many shares can be voted and what is a quorum? You are entitled to one vote for each share of our common stock that you own as of the close of business on March 5, 2020. At the close of business on March 5, 2020, there were 4,799,404 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,399,703 shares of common stock, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by Internet, telephone or by mailing a proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote? You have a choice of voting:

●	By telephone;

●	Over the Internet;

●	By mail; or

●	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote now by telephone, over the Internet, or by mail. Please carefully read the instructions on the Internet Availability Notice on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation. If you vote by telephone or over the Internet, you should not return a proxy card by mail.

What is the difference between a “record holder” and an owner holding shares in “street name”? If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Computershare Trust Company, N.A. (“Computershare”). If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name,” and you are considered the beneficial owner of such shares, but not the record holder.

How do I vote if my shares are registered in my name? Voting by telephone, over the Internet, or by mail: If you are a shareholder of record, you can vote by telephone, over the Internet, or by mail. The Internet Availability Notice contains instructions for voting by telephone or over the Internet. You can also vote by mail by requesting, completing and returning a printed proxy card as described in the Internet Availability Notice. Please promptly vote by telephone, over the Internet or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting: If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to have in your possession at the meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name”? Voting by telephone, over the Internet, or by mail: If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting instruction forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting: If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a legal proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote? If your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

●	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

●	By duly signing and delivering a proxy card that bears a later date; or

●	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

How does the Board recommend that I vote? The Board unanimously recommends that you vote as follows:

VOTING MATTERS AND BOARD RECOMMENDATIONS

Shareholders are being asked to vote on the following matters at the Annual Meeting:

Description of Proposal	Recommendation

PROPOSAL 1: Election of Directors	FOR ALL BOARD NOMINEES
We have nominated seven directors for election for one-year terms expiring at the 2021 annual meeting of shareholders.

PROPOSAL 2: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR
The Audit Committee of the Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020.

PROPOSAL 3: Advisory Vote to Approve Executive Compensation	FOR

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables. The advisory vote to approve the executive compensation described in Proposal 3 is referred to as a “say-on-pay” vote.

PROPOSAL 4: Approve an amendment to the Consolidated-Tomoka Land Co. Second Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder.	FOR

The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Consolidated-Tomoka Land Co. Second Amended and Restated 2010 Equity Incentive Plan, as described herein.

PROPOSAL 5: Approve the change of the name of the Company from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc.	FOR

The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Company’s Amended and Restated Articles of Incorporation, which provides for the name of the Company to be changed from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc.

Within the limits of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any other matters are properly brought before the Annual Meeting, such as a matter about which the Company did not have notice at least 45 days before the date on which the Company first sent the Internet Availability Notice, if you grant your proxy as contemplated herein, your shares will be voted on such other matters in the discretion of the named proxy holders. The Board is not aware of any other matters that may properly be brought before the meeting.

What happens if I return an unmarked proxy card? Unless indicated otherwise on your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. Proposals 2, 3, 4 and 5 will require the affirmative vote “for” the proposal by a majority of the shares voted on that specific proposal for approval.

What effect do abstentions, withhold votes and broker non-votes have on the proposals? For each of the proposals, shares that abstain from voting will be treated as shares represented at the Annual Meeting, but are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting.

For all proposals, broker non-votes will be treated as shares represented at the Annual Meeting, but not voting, so broker non-votes will have no effect on the outcome of the voting.

Will my shares be voted if I do not vote or do not return a proxy card? If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm will be considered a “routine” matter for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, the advisory vote to approve executive compensation, the amendment to the Consolidated-Tomoka Land Co. Second Amended and Restated 2010 Equity Incentive Plan or amendment to the Company’s Amended and Restated Articles of Incorporation, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. Please provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the Internet Availability Notice to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one Internet Availability Notice? Some of our shareholders hold their shares in more than one account and may receive separate Internet Availability Novices for each of those accounts. If you receive more than one Internet Availability Notice, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each of the separate proxy voting instructions you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, which may be reached by telephone at 1-800-962-4284 or via their website at www.computershare.com/investor.

Whom should I call if I have questions or need additional copies of the proxy materials? If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our transfer agent, Computershare, which may be reached by telephone at 1-866-641-4276 or by email at investorvote@computershare.com. When emailing Computershare regarding the Company or this proxy statement, please type in the subject line “Proxy Materials Consolidated-Tomoka Land Co.”

Who pays for the solicitation of proxies and who participates in the solicitation of proxies? We will bear the cost of soliciting proxies by the Company, including the cost of preparation, assembly,

printing and mailing. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials. Stockholders who authorize their proxies through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the stockholder.

May I access this year’s proxy statement and annual report over the Internet? This proxy statement and a copy of our 2019 Annual Report are available at www.edocumentview.com/CTO.

Where can I find the voting results of the Annual Meeting? We intend to disclose the voting results in a current report on Form 8-K within four business days after the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the SEC and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE BOARD’S SEVEN NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR ALL” OF THE BOARD’S NOMINEES.

At the 2019 Annual Meeting, all seven of the director candidates nominated by our Board were re-elected for one-year terms expiring at the Annual Meeting. The Board has also determined that the Board will continue to be comprised of seven members.

Based upon the recommendation of the Board of Directors’ Governance Committee (the “Governance Committee”), Ms. Franklin and Messrs. Albright, Brokaw, Gable, Haga, Serkin and Wold have each been nominated by the Board to be re-elected to the Board for new one-year terms expiring at the 2021 annual meeting of shareholders. The Board has waived the mandatory retirement provision contained in the Company’s Corporate Governance Principles with respect to Mr. Serkin’s nomination for re-election to the Board.

All of the Board’s nominees for election as directors are currently directors and have been re-nominated by the Board. Each of the Board’s nominees has consented in writing to being named in this proxy statement and indicated his or her willingness to serve if elected.

Unless otherwise specified when the proxy is appointed (whether by Internet, telephone or executed and returned proxy card), all proxies will be voted for the election of the persons named below who have been recommended to the Board by the Governance Committee as nominees for director. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The 2020 election of directors is an uncontested election, so the election of Ms. Franklin and Messrs. Albright, Brokaw, Gable, Haga, Serkin, and Wold will require that each director nominee receive a majority of the shares voted with respect to that nominee, or more votes “For” than “Against” the nominee. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors recommends a vote “FOR” the election of Ms. Laura M. Franklin, and Messrs. John P. Albright, George R. Brokaw, R. Blakeslee Gable, Christopher W. Haga, Howard C. Serkin, and Casey R. Wold as directors. To vote for these nominees, please vote by telephone or over the Internet, or by requesting, completing and returning a proxy card, all as described in the Internet Availability Notice.

Biographical information regarding the Board’s director nominees standing for election, including business experience for at least the past five years, their age, the year they began serving as our director, and other public companies for which they have served on the board of directors in the past five years, is provided below. In addition, the experience, qualifications, attributes, and skills considered by the Governance Committee and our Board in determining to nominate the director nominees are provided below.

NOMINEES STANDING FOR ELECTION
JOHN P. ALBRIGHT Age: 54 Director Since: 2012

President and Chief Executive Officer of the Company since August 2011, and President and Chief Executive Officer of Alpine Income Property Trust, Inc. since 2019. Mr. Albright was previously the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking. Mr. Albright is a member of the Board of Trustees of Trinity Preparatory School in Winter Park, Florida, and serves on their Development Committee.

Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

GEORGE R. BROKAW Age: 52 Director Since: 2018

Mr. Brokaw is currently a private investor through his family office and related investment vehicles. Mr. Brokaw was recommended to our Board by Messrs. Albright and Haga.

Mr. Brokaw also serves as a director of DISH Network Corporation, Modern Media Corporation, Alico, Inc., and Asia Research & Capital Management. Mr. Brokaw has previously served in a senior capacity at several investment firms including as a Managing Partner of Trafelet Brokaw & Co. LLC, Managing Director at Highbridge Principal Strategies, LLC, and as a Managing Partner and Head of Private Equity at Perry Capital, LLC. As an investment banker, he also served as Managing Director of Lazard Freres & Co. LLC. Mr. Brokaw has served as a director to several companies, including: American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC. Mr. Brokaw received a B.A. degree from Yale University and J.D. and M.B.A. degrees from the University of Virginia. Mr. Brokaw is a member of the New York Bar.

Mr. Brokaw is a member of the Audit and Compensation Committees.

LAURA M. FRANKLIN Age: 59 Director Since: 2016

Chairman of the Board of the Company since May 2017. Former (Retired) Executive Vice President, Accounting and Administration and Corporate Secretary of Washington Real Estate Investment Trust (Washington REIT) and, since 2017, a member of the Board of Directors of The Chevy Chase Land Company, a private mixed-use commercial real estate company in Chevy Chase, Maryland.

Ms. Franklin is a graduate of University of Maryland with a B.S. in Accounting and is a Certified Public Accountant. During her 22-year tenure at Washington REIT, she led the financial, human capital and information technology (IT) functions including Accounting, Tax, SEC Reporting, Treasury, Human Resources and IT. As an executive, she played a key role in strategic planning as well as worked closely with the chairmen of the compensation and audit committees. Prior to joining Washington REIT, she was employed by the public accounting firm, CohnReznick (formerly The Reznick Group), specializing in audit and tax services for real estate clients. Ms. Franklin is a member of the American Institute of Certified Public Accountants (AICPA).

R. BLAKESLEE GABLE Age: 49 Director Since: 2018

Chief Executive Officer of Barron Collier Companies, a fourth-generation private investment, agriculture, and land development company based in Naples, Florida. Mr. Gable joined Barron Collier Companies in 1999. Mr. Gable was recommended to our Board by Mr. Wold.

Mr. Gable is a graduate of Tulane University with a B.A. in History. Prior to becoming CEO of Barron Collier Companies, he served in various leadership roles, including project manager during the establishment of the new hometown, Ave Maria, Florida; and vice president of mineral management and real estate. Mr. Gable now oversees a team of 175 employees, 1.3 million square feet of commercial properties, private land holdings of more than 80,000 acres, and one of South Florida’s largest citrus operations. For five years after having received his undergraduate degree, Mr. Gable was Legislative Director of United States Representative Ed Pastor (AZ) in Washington, D.C. Upon moving back to Florida, he received a Master’s degree in Business Administration from the Executive MBA program of Florida Gulf Coast University. Mr. Gable currently serves as Chairperson of the Florida Gulf Coast University Board of Trustees. He has also served on the Board of Enterprise Florida, a Trustee of the area YMCA, a Director of The Immokalee Foundation. Mr. Gable is a member of the Audit and Governance Committees.

CHRISTOPHER W. HAGA Age: 52 Director Since: 2017

Head of Strategic Investments with Carlson Capital, L.P., an alternative asset management firm that currently manages approximately $6.35 billion in assets, including hedge funds, separately managed accounts and collateralized loan obligations. Mr. Haga joined Carlson in 2003.

Mr. Haga is a graduate of the University of North Carolina at Chapel Hill with a B.S. in Business Administration, and also received an M.B.A. from the Darden School at the University of Virginia. Mr. Haga has over 25 years of experience in finance and investments, including over fifteen years of managing risk in traded credit and private debt and equity. Mr. Haga has served on a number of public and private company boards, including as chairman of the board of directors for Barbican Group Holdings Limited, a Lloyd’s-based reinsurance group, as well as on the boards of SWK Holdings Corporation (OTC: SWKH) and BRS Resources Ltd. (CSE: BRS.V), both of which are public companies. Prior to his tenure at Carlson, he spent five years in London with Lehman Brothers, primarily in the structured finance department. He has also been an investment banker or principal investor at RBC Capital Markets, Stephens & Co. and Alex. Brown & Sons. Mr. Haga is a member of the Audit and Governance Committees.

HOWARD C. SERKIN Age: 75 Director Since: 2011

Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996.

Mr. Serkin graduated from the Georgia Institute of Technology. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that, he served in various senior management positions with The Charter Company, a NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, a NYSE-listed developer, owner, and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies. Mr. Serkin is a member of the Governance Committee and is chairman of the Audit Committee.

CASEY R. WOLD Age: 62 Director Since: 2017

Founder, Managing Partner and Chief Executive Officer of Vanderbilt Office Properties, a real estate investment manager, since 2014.

Mr. Wold received his Bachelor of Science degree in Finance from the University of Illinois and a M.S. in Real Estate from Southern Methodist University. From 2004 to 2014, Mr. Wold served as Senior Managing Director at Tishman Speyer. Prior to that, Mr. Wold served as President of TrizecHahn Office Properties. Mr. Wold served as Chief Investment Officer and Chief Operating Officer of Trizec Office Properties when the U.S. subsidiary went public as a real estate investment trust (REIT) in 2002. Mr. Wold has served on the boards of Trizec Office Properties and Captivate Networks, Inc. Mr. Wold is a member of the Compensation Committee and the Governance Committee.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2019

The following table shows the annual compensation paid to non-employee directors for services performed in 2019:

NAME	Stock Awards ($)(1)	Fees Earned or Paid in Cash(2)	All Other Compensation(3)	Total ($)
George R. Brokaw	$19,979	$66,851	$0	$86,830
Laura M. Franklin	$19,979	$121,444	$0	$141,423
R. Blakeslee Gable	$19,979	$63,899	$0	$83,878
Christopher R. Haga	$19,979	$65,342	$0	$85,321
William L. Olivari(4)	$19,979	$24,637	$0	$44,616
Howard C. Serkin	$19,979	$68,380	$0	$88,359
Thomas P. Warlow, III(4)	$19,979	$21,637	$0	$41,616
Casey R. Wold	$19,979	$59,779	$0	$79,758
Total 2019 Director Compensation	$159,832	$491,969	$0	$651,801

(1)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). See below under “Stock Compensation” for the methodology used to calculate the number of shares awarded to each non-employee director.

(2)

For 2019, Ms. Franklin and Messrs. Brokaw, Gable, Haga, Serkin and Wold elected to receive their board and committee meeting fees, and their annual $40,000 retainer payment, in common stock of the Company, which resulted in such directors being awarded the following share amounts in lieu of cash: Ms. Franklin: 920; Mr. Brokaw: 1,091; Mr. Gable: 1,041; Mr. Haga: 1,063; Mr. Serkin: 1,115; Mr. Wold: 978. See below under “Stock Compensation” for the methodology used to calculate the number of shares of common stock awarded to each director.

(3)

We pay or reimburse directors for reasonable expenses incurred in attending Board or Committee meetings, such as automobile mileage or airfare, which amounts are not included as fees or other compensation. We did not provide any perquisites to our directors above the reporting threshold.

(4)	Messrs. Olivari and Warlow’s tenure as directors concluded as of April 24, 2019.

Cash Compensation

It is our policy that our employee-directors do not receive cash compensation for their service as members of our Board of Directors.

The Compensation Committee, with assistance from its independent compensation consultant, Korn Ferry (US) (“Korn Ferry”), oversees director compensation and reviews the appropriateness of our non-employee directors’ cash compensation on an annual basis. In the fall of 2017, Korn Ferry prepared a comprehensive benchmarking of our non-employee director compensation program against the compensation programs provided by our peer companies, and reviewed this benchmarking in detail with the Compensation Committee.

Under our non-employee director cash compensation program, non-employee members of our Board earn cash retainer fees quarterly in arrears. Upon review and discussion of the benchmarking of our non-employee director compensation program with assistance from Korn Ferry, in January 2019, our Board of Directors approved the cash and equity compensation detailed below.

Each non-employee director earned an annual cash retainer of $40,000 (prorated for partial-year terms, as applicable), as compensation for service as a director, plus $1,500 for each board meeting attended in person. In addition, Ms. Franklin earned an additional retainer of $65,000 for her service as Chairman of the Board. The Chairmen of the Compensation and Governance Committees, and the

Chairman of the Audit Committee, earned $2,000 and $4,000, respectively, for each committee meeting attended in person. Non-chairman members of the Compensation Committee and the Governance Committee earned $1,000 for each committee meeting attended in person, and Audit Committee non-chairman members earned $2,000 for each committee meeting attended in person. For Board and committee meetings via conference call, each director or committee member earned $1,000 and the Chairmen earned $1,500. As an employee of the Company, Mr. Albright, our President and Chief Executive Officer (“CEO”), did not receive any compensation for serving as a director and is not a member of any committee of the Board. All retainers and meeting fees are paid quarterly in arrears.

In February 2019, the Board adopted the Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which memorialized the director cash compensation fee schedule described above, a copy of which is available in the Investor Relations section of our website (www.ctlc.com). The Compensation Committee will review the Director Compensation Policy annually with the assistance of its independent compensation consultant and recommend for Board approval any changes it deems appropriate.

Stock Compensation

For 2019, each non-employee director had the option to receive his or her cash compensation in shares of Company common stock rather than cash. For 2019, Ms. Franklin and Messrs. Brokaw, Gable, Haga, Serkin and Wold elected this option with respect to their annual $40,000 retainer and meeting fees. The number of shares awarded to the directors making such election was calculated by dividing (i) the sum of (A) the amount of the quarterly retainer payment due to such director plus (B) meeting fees earned by such director during the quarter, by (ii) the closing price of the Company’s common stock on the last business day of the quarter for which such payment applied, rounded down to the nearest whole number of shares.

Korn Ferry’s comprehensive benchmarking of non-employee director compensation included an assessment of equity awards offered by our peer companies, which was reviewed in detail with the Compensation Committee. In February 2019, our Compensation Committee recommended, and the Board approved, the inclusion of an annual award of the Company’s common stock valued at $20,000 (the “Annual Award”) in the Director Compensation Policy. Under the Director Compensation Policy, commencing in 2019, each non-employee director serving as of the beginning of each calendar year shall receive the Annual Award. The number of shares awarded each year will be calculated based on the 20-day trailing average closing price of the Company’s common stock as of the date two business days prior to the date of the award, rounded down to the nearest whole number of shares. For 2019, this resulted in an award of 330 shares to each of our non-employee directors on In accordance with the Company’s stock ownership guidelines, shares constituting the Annual Award may not be sold or otherwise disposed of for the duration of such non-employee director’s service as a member of the Board.

Director Stock Ownership Guidelines

To further align the interests of our directors with shareholders, the Board has adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of our common stock equal in value to five times the non-employee directors’ annual cash retainer (i.e., $200,000). New directors are expected to meet the standards set forth in the guidelines within five years after the date of his or her election to the Board. Compliance is measured on the first trading day of each calendar year. A copy of our stock ownership guidelines is available in the Investor Relations section of our website (www.ctlc.com).

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance, and regularly monitors developments in the area of corporate governance. Our Corporate Governance Principles compile governance policies and procedures described in our governing documents, various charters and policies, and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualifications, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE American stock exchange (“NYSE American”) require that we have a Board of Directors with at least a majority of independent directors. The Board annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2019, pursuant to Section 803 of the NYSE American Company Guide:

● George R. Brokaw ● R. Blakeslee Gable ● Howard C. Serkin	● Laura M. Franklin ● Christopher W. Haga ● Casey R. Wold

When evaluating whether Mr. Brokaw was independent as of December 31, 2019, pursuant to Section 803 of the NYSE American Company Guide, our Board considered the impact of the Brokaw Consulting Agreement (as such term is defined below). During the second quarter of 2018, the Company entered into a transaction (the “Mitigation Bank Transaction”) which consisted of the sale to an unaffiliated third party of an approximately 70% interest in an entity (the “Venture”) that holds approximately 2,492 acres of land that has been permitted for the creation of a wetlands mitigation bank. The Company retained an approximately 30% non-controlling interest in the Venture. In connection with the Mitigation Bank Transaction, the Venture and Mr. Brokaw entered into an agreement dated as of June 7, 2018 (the “Brokaw Consulting Agreement”), whereby Mr. Brokaw provides certain consulting services to the Venture, in exchange for which the Venture makes certain payments to Mr. Brokaw. As of December 31, 2019, the total amount paid to Mr. Brokaw under the Brokaw Consulting Agreement was $131,667, and the total amount of future payments thereunder is expected to be approximately $68,333. Mr. Brokaw will continue to provide services to the Venture under the Brokaw Consulting Agreement through the second quarter of 2020, unless terminated earlier by the Venture. Other than the Brokaw Consulting Agreement, there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Ms. Franklin and Messrs. Albright, Brokaw, Gable, Haga, Serkin and Wold.

Our independent directors hold an executive session either prior to or following each regularly-scheduled quarterly Board of Directors meeting (and as necessary at other Board meetings), separate from management and any other non-independent directors. Ms. Franklin, as chairman of the Board, leads these executive sessions.

Director Attendance at Meetings

During 2019, our Board of Directors held four regularly-scheduled in person meetings, plus seven additional telephonic meetings. All of the current members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2019.

Our policy is to encourage members of the Board of Directors to attend the annual meeting of shareholders. All directors then serving on the Board attended the 2019 Annual Meeting.

Audit Committee

The Board has established an Audit Committee. In 2019, the Audit Committee held four regularly-scheduled in-person meetings. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our system of internal control over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. Grant Thornton LLP, our independent auditor for our fiscal year ended December 31, 2019, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Serkin has been the Chairman of the Audit Committee since July 20, 2016, and Messrs. Brokaw, Gable and Haga are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of NYSE American and Rule 10A-3 promulgated under the Exchange Act. All Audit Committee members possess the level of financial literacy required by the listing standards of NYSE American. Mr. Serkin, as Chairman of the Audit Committee, along with Mr. Brokaw, meet the current standard of requisite financial management expertise as required by NYSE American and are “audit committee financial experts” as defined by rules adopted by the SEC.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to hcapgroup@aol.com or by submitting the complaint by certified return receipt letter to Howard C. Serkin, Audit Committee Chairman, 4417 Beach Blvd., Suite 302, Jacksonville, FL 32207.

Compensation Committee

The Board has established a Compensation Committee. In 2019, the Compensation Committee held two in-person meetings and two telephonic meetings. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our Board members, our CEO and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the Company’s Second Amended and Restated 2010 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2017 Executive Annual Cash Incentive Plan (the “Annual Incentive Plan”). The Compensation Committee may form and delegate its authority to subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of Mr. Albright, our President and CEO. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officers and all other officers and managers.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Wold has been the Chairman of the Compensation Committee since April 24, 2019, and Messrs. Brokaw and Haga are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of NYSE American.

Governance Committee

The Board has established a Governance Committee. In 2019, the Governance Committee held two in-person meetings. The Governance Committee was formed to perform the functions of a nominating committee and as such recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Governance Committee and approved by the Board to recommend nominees for the election of directors at the annual meeting of shareholders or when vacancies otherwise occur.

The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Haga has been the Chairman of the Governance Committee since April 24, 2019, and Messrs. Gable, Serkin and Wold are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of NYSE American.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders of candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of Company shares of our capital stock owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock or other securities, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Governance Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose) and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting of shareholders are discussed under “Shareholder Proposals and Director Candidate Nominations” on page 55 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Governance Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of NYSE American. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, shareholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Governance Committee considers potential candidates for director, which may come to the Governance Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Governance Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Governance Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of shareholders.

The Governance Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Governance Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. While we do not have a formal policy on diversity, the Governance Committee assesses its effectiveness in accounting for diversity, along with the other factors taken into account to identify director nominees, when it annually evaluates the performance of the Board and each director and periodically reviews the Company’s corporate governance guidelines.

Majority and Plurality Voting for Directors

Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. Under a majority voting standard, a director nominee will be elected if the number of shares voted “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee.

If an incumbent director nominee does not receive a greater number of “FOR” votes than “AGAINST” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation would be effective upon acceptance by the Board. The Governance Committee would consider the resignation offer and recommend to our Board the action to be taken. The Governance Committee and the Board would be entitled to consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board would take action with regard to any such resignations within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Exchange Act, in which event our Board would take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also would promptly disclose publicly its decision and the reasons therefor. If our Board elected not to accept any such resignation, the director would continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor were to be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board were to accept such resignation, then our Board, in its sole discretion, would have the ability to fill any resulting vacancy.

The election of directors at the Annual Meeting is an uncontested election and therefore the majority voting standard applies.

CORPORATE GOVERNANCE — HIGHLIGHTS AND ESG

The Company regularly monitors developments in the area of corporate governance and seeks to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. Below are the highlights of our independent Board and leadership practices:

●	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

●

Majority Voting Standard for Directors with Directors Resignation Policy. Our bylaws include a majority voting standard for the election of directors in uncontested elections. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.

●

Independent and Diverse Board. We seek to maintain a diverse board primarily comprised of independent directors who represent a mix of varied experience, backgrounds, tenure and skills to ensure a broad range of perspectives is represented. Currently six of our seven directors are independent, including one female director, and all members serving on our Audit, Compensation and Governance Committees are independent.

●	Executive Sessions of our Board. An executive session of independent directors is held at each regularly-scheduled Board meeting.

●

Chairman of the Board. Our Chairman of the Board ensures strong, independent leadership and oversight of our Board of Directors by, among other things, presiding at executive sessions of the non-management directors.

●	Board Evaluations. Our Governance Committee oversees annual evaluations of our Board as a whole and each director individually.

●	Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

●

Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

●	Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our directors, officers and employees.

●	Clawback Policy. Our Board has voluntarily adopted a formal clawback policy that applies to cash and equity incentive compensation.

●	Anti-Hedging and Anti-Pledging. Our directors, officers and employees are subject to anti-hedging and anti-pledging policies.

●	Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes for shareholder consideration and vote.

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Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our shareholders.

●	No Over-boarding. Our written governance policy limits director membership on other public company boards subject to discretion of our Board.

●	Shareholder-requested Meetings. Our bylaws permit shareholders to request the calling of a special meeting.

●	Whistleblower Policy. Our Board of Directors has adopted a “whistleblower” policy.

Environmental, Social and Governance (“ESG”) Achievements and Initiatives

The Company is dedicated to responsible environmental, social and community stewardship as an essential part of our mission to build a successful business and to shape the communities we serve, in addition to our workplace community. Below are some highlights of our commitment to ESG principles.

Environmental

The Company has a long history of partnering with other community members, including state and national governmental entities, to preserve and enhance the local environment. Some of our most notable actions are the following:

●	In 1997, the Company conveyed over 11,000 acres of its undeveloped land near Daytona Beach to the State of Florida to significantly enlarge the neighboring Tiger Bay State Forest.

●

In 2018, the Company entered into the Mitigation Bank Transaction, forming a conservation mitigation bank on approximately 2,492 acres of its land; as a result, the land is permanently barred from development.

●	In 2018, the Company completed development of two beachfront restaurants in Daytona Beach, which included special lighting and other features to accommodate and enhance nesting of sea turtles.

●	The Company continues to work with the U.S. Environmental Protection Agency in restoring wetlands on certain land in Daytona Beach formerly owned by the Company.

Activities at our Headquarters

Our commitment to sustainability is largely demonstrated by how we manage day-to-day activities in our corporate offices. The buildout of our current headquarters space, completed in 2017, included LED lighting, automatic lighting control system, and a building management system that monitors and controls energy use. In addition, over the last year, we accomplished the following:

●	increased our use of environmentally-friendly cleaning products and soaps throughout the office;

●	broadened our use of recycled and sustainable forestry products, including paper and kitchen products;

●	recycled over 500 pounds of computer and electronic equipment and all exhausted toner and ink cartridges;

●	continue to utilize a digital board book application, allowing paperless administration of board of directors and board committee meetings; and

●	installed a filtered water dispenser to begin phasing out the use of plastic water bottles.

Activities at our Portfolio

Many of our tenants demonstrate focus on positive environmental and social impacts through their comprehensive Corporate Responsibility programs. We support their operations and work with them to promote environmental responsibility at the properties we own and to reiterate the importance of energy efficient facilities. When requested, we work with tenants to promote environmental responsibility and energy efficient facilities, including facilitating the application by our tenants to receive Energy Star property ratings or LEED green building certifications.

Social

We consider good corporate governance to include being a good corporate citizen. We believe that it is our responsibility to give back to our communities and that our ability to recruit and retain top talent, to be welcomed in our communities, and to withstand whatever challenges inevitably come our way depend on having established ourselves as being understanding of and responsive to the core values of the places in which we operate. As good stewards of our communities, the Company and its employees support educational programs as well as hospitals, museums and other community organizations. In addition, the Company matches certain charitable contributions made by our employees and directors.

Investing in our Employees

We strive to make the Company a great place to work and to attract and surround ourselves with the best and brightest. We want to enhance our team members’ lives in and out of the office as they progress and grow with the Company. By engaging with our employees and investing in their careers through training and development, we are building a talent pool capable of executing our business strategies.

Diversity

Diversity and inclusion is an organic part of who we are and is supported at all levels of the organization. The Company is an equal opportunity employer and considers qualified applicants regardless of race, color, religion, gender, sexual orientation, or national origin, age, disability, military or veteran status, genetic information, or other statuses protected by applicable federal, state, and local law. As of December 31, 2019, women represented 40% of our workforce. We believe that our success over the long run has been the result of the diverse backgrounds and perspectives of our employees, as well as our directors.

Employee Wellness

The health and wellness of our employees and their families are paramount and our comprehensive benefits package is designed to address the changing needs of employees and their dependents.

Health and Wellness

●	Company-paid medical, dental and life insurance;

●	Long-term disability insurance;

●	Short-term disability insurance;

●	Supplemental life insurance; and

●	Competitive vacation policy based on level and years of service including paid holidays, sick days and parental leave.

Financial

●	Company-sponsored 401(k) plan with generous employer matching contributions as described on page 38 below;

●	Long-term incentive plan, which includes incentive equity awards to all employees with tenure over 1 year;

●	Charitable contribution matching program referenced above.

Governance

We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Board believes that this is the most appropriate leadership structure for the Company, because having the Board operate under the leadership and direction of someone independent from management provides the Board with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of the Company. It also allows our CEO to focus his time on running our day-to-day business. The Chairman is appointed by the non-management directors annually. Ms. Franklin, an independent director, currently serves as the Chairman of the Board. Mr. Serkin, who is also an independent director, currently serves as the Vice Chairman of the Board and may fulfill the responsibilities of the Chairman in her absence.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our financial position, results of operations, liquidity, and cash flows, as well as the risks associated with each and generally with our businesses and business strategy. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management, our internal auditor and our independent auditor about significant risks or exposures and assesses the steps management has taken to address or minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of our Code of Ethics for Principal Executive Officers and Senior Financial Officers to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have also adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Any amendment to, or waiver from, our Code of Ethics for Principal Executive Officers and Senior Financial Officers or our Code of Business Conduct and Ethics that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Clawback Policy.

In August 2016, we adopted an executive compensation recovery policy pursuant to which the Company will seek to recover or cancel any incentive-based compensation paid to an executive officer during the three-year period preceding the date as of which the Company is required to prepare restated financial results, in the event of our material non-compliance with financial reporting requirements of applicable securities laws, to the extent that such compensation exceeds the amount that would have been paid to the executive officer had it been based on the restated results. The Board is authorized to administer this policy consistent with the requirements of Section 10D of the Exchange Act and applicable rules or standards adopted by the SEC and the NYSE American or such other national exchange on which our shares may be listed.

Anti-Hedging and Anti-Pledging Policy

To ensure proper alignment with our stockholders, all employees, including our executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited. This prohibition means that our directors, officers, employees, and their family members cannot hold our securities in a “margin account” nor can they pledge any of our securities for any loans or indebtedness.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions.

Any member of the Audit Committee with an interest in a related party transaction will not vote on the approval or ratification of that transaction, but may participate, to the extent requested by the Chairman of the Audit Committee, in the Audit Committee’s consideration of that transaction.

Related parties that are covered by the policy include any executive officer, director, nominee for director or 5% shareholder of the Company, any immediate family member of those persons, any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer or has a substantial ownership interest. “Related party transaction” means any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or modification to such a transaction involving an amount of at least $120,000 in any calendar year in which the Company is a participant and in which a related party will have a direct or indirect material interest.

Executive officers and directors of the Company are required to submit full details of the related party transaction to the Audit Committee. The Audit Committee will then determine whether to ratify or approve the transaction. The Audit Committee considers, among other things:

●	the terms of the transaction and whether the terms are fair to the Company and are on the same basis as if the transaction did not involve a related party;

●	the reasons for the Company to enter into the transaction;

●	whether the transaction would impair the independence of a non-employee director;

●	whether the transaction presents an improper conflict for any director or executive officer of the Company; and

●	the materiality of the transaction.

In 2019, no transactions were reviewed, ratified or approved pursuant to the Company’s related party transactions policy.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors or one or more individual directors by writing to the Board of Directors or such director(s), c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information as of March 5, 2020, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:

●	our directors;

●	our Chief Executive Officer, Chief Financial Officer, General Counsel and Senior Vice President-Investments (collectively, our “named executive officers” or “NEOs”);

●	the directors and executive officers as a group; and

●	beneficial owners of more than 5% of the outstanding shares of our common stock.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)

NAME	Restricted Stock		Options Exercisable Within 60 Days(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	35,558	(4)	60,000	92,282		3.9%
George R. Brokaw	-		-	5,426	(6)	*
Laura M. Franklin	-		-	3,974		*
R. Blakeslee Gable	-		-	2,723		*
Steven R. Greathouse	4,505	(5)	-	8,807		*
Christopher W. Haga	-		-	3,028	(7)	*
Mark E. Patten	4,313	(5)	-	29,995	(8)	*
Howard C. Serkin	-		-	6,131		*
Daniel E. Smith	3,910	(5)	10,000	12,320	(9)	*
Casey R. Wold	-		-	3,777		*
Directors and executive officers as a group (10 persons)	48,286		70,000	168,463	(10)	5.9%
5% Shareholders:
BlackRock, Inc.(14)	-		-	377,458		7.7%
Dimensional Fund Advisors LP(15)	-		-	315,160		6.4%
Russell Investments Group, Ltd.(16)	-		-	428,070		8.7%
The Vanguard Group, Inc.	-		-	268,966		5.5%

*	Less than 1% individually
(1)

Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)

Represents shares that may be acquired through stock options exercisable through May 4, 2020, comprised of (i) Mr. Albright’s February 9, 2015 award of 20,000 shares; (ii) Mr. Albright’s February 26, 2016 award of 40,000 shares; and (iii) Mr. Smith’s October 22, 2014 award of 10,000 shares.

(3)

Based on 4,799,404 shares of common stock issued and outstanding as of March 5, 2020. The calculation in this column assumes that (i) all options owned by the named individual and exercisable within 60 days are exercised and (ii) none of the options owned by other named individuals are exercised.

(4)

Represents the following restricted stock grants: (i) remaining shares of restricted stock awarded to Mr. Albright as part of year-end 2017 and 2018 compensation; (ii) restricted stock awarded to Mr. Albright as part of year-end 2019 compensation; (iii) restricted stock awarded to Mr. Albright in connection with the amendment to his employment agreement on May 20, 2015; and (iv) restricted stock awarded to Mr. Albright on February 26, 2016. Mr. Albright has the right to direct the voting of these shares of restricted stock.

(5)

Represents the following restricted stock grants to each of the indicated employees of the Company: (i) remaining shares of restricted stock awarded as part of year-end 2017 and 2018 compensation; and (ii) restricted stock awarded as part of year-end 2019 compensation. Each of the indicated employees has the right to direct the voting of these shares of restricted stock.

(6)	Includes 1,000 shares held by the Babette Brokaw Revocable Trust, with respect to which Mr. Brokaw is both a beneficiary and a trustee.
(7)	Mr. Haga serves as Head of Strategic Investments at Carlson Capital, L.P. Carlson Capital may be deemed to beneficially own 162,617 shares. Mr. Haga disclaims beneficial ownership of these shares.
(8)	Includes 3,296 shares over which Mr. Patten shares voting and investment power with his spouse.
(9)	Includes 12,320 shares over which Mr. Smith shares voting and investment power with his spouse.
(10)	Includes 46,677 shares regarding which directors and executive officers share voting and investment power with others.
(11)

Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 369,251 shares of our common stock, and sole power to dispose or direct the disposition of 377,458 shares of our common stock. BlackRock does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock. The business address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(12)

Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 12, 2020, Dimensional Fund Advisors LP (“Dimensional”) has sole power to vote or direct the vote of 299,943 shares of our common stock and sole power to dispose or direct the disposition of 315,160 shares of our common stock. Dimensional does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock. The business address for Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(13)

Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 13, 2020, Russell Investments Group, Ltd. (“Russell”) has sole power to vote or direct the vote of 428,070 shares of our common stock, and shared power to dispose or direct the disposition of 428,070 shares of our common stock. Russell does not have the shared power to vote or direct the vote of or the sole power to dispose or direct the disposition of any shares of our common stock. The business address for Russell is 1301 Second Ave., Suite 1800 Seattle, WA 98101.

(14)

Based on the information provided pursuant to a statement on a Schedule 13G filed with the SEC on February 11, 2020, The Vanguard Group, Inc. (“Vanguard”) has sole power to vote or direct the vote, and sole power to dispose or direct the disposition of, 4,217 and 0 shares of our common stock, respectively, and shared power to vote or direct the vote and shared power to dispose or direct the disposition of 4,217 and 264,749 shares of our common stock, respectively. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of the 4,217 shares of our common stock as a result of its serving as investment manager of collective trust accounts and directs the voting of these shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of the 0 shares of our common stock as a result of its serving as investment manager of Australian investment offerings and directs the voting of these shares. Vanguard is an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. The business address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2019 fiscal year for the following individuals, our NEOs.

●	John P. Albright, age 54, our President and CEO;

●	Mark E. Patten, age 56, our Senior Vice President and Chief Financial Officer (“CFO”);

●	Steven R. Greathouse, age 42, our Senior Vice President-Investments (“SVP-Investments”); and

●	Daniel E. Smith, age 54, our Senior Vice President, General Counsel and Corporate Secretary (“General Counsel”).

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2019 by our NEOs. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Summary

Company Performance. 2019 was a transformational year for the Company, as we made tremendous strides in executing our strategic business plan of monetizing our Daytona Beach land portfolio and redeploying the proceeds into diverse, high-quality income-producing real estate investments in a tax-efficient manner. Highlights for the year include the following:

●

We sponsored the November 2019 formation and successful initial public offering (“IPO”) of Alpine Income Property Trust, Inc. (“Alpine”), an externally-advised, single-tenant net-lease REIT, of which we own approximately 22% and are the external manager under a long-term management contract. In connection with the Alpine IPO, Alpine purchased 20 of our single-tenant properties with cash and equity (the “Alpine Property Sale”), for a cash sales price of $125.9 million and $23.3 million of units of the Alpine operating partnership.

●

We monetized most of our remaining legacy land holdings in Daytona Beach, generating approximately $108 million in proceeds (the “Land Monetization Proceeds”). This included the October 2019 sale of a controlling interest in the entity that owns our remaining land holdings, in which the Company retained a non-controlling interest and has the opportunity to earn a promoted interest if certain return hurdles are met.

●	We also strategically recycled capital by disposing of certain of our income properties in 2019, resulting in disposition transactions totaling $82.6 million.

●

The income property dispositions, together with the Land Monetization Proceeds and the cash proceeds from the Alpine Property Sale, generated of over $298 million in cash proceeds. During 2019 and early 2020, we successfully re-invested all of these proceeds into a high-quality portfolio of primarily multi-tenant income properties in strong markets across the U.S., utilizing the 1031 like-kind exchange structure. Income property acquisitions for 2019 totaled $164.7 million at an average cap rate of 6.96%.

●	We achieved earnings per share of $23.03.

●	Total NOI (excluding land and subsurface sales) was $36.7 million.

●

We continued our successful stock repurchase program, opportunistically repurchasing a total of approximately 691,000 shares during 2019, or 12.7% of our shares outstanding as of 12/31/2018, at an average purchase price of $59.46 per share.

Executive Compensation. The Board of Directors and Compensation Committee continued the implementation of our redesigned executive compensation practices, including the following actions:

●

We adhered to our stated disciplined approach that includes more modest annual equity awards, benchmarking total compensation against a well-constructed peer group, and an appropriate pay mix emphasizing incentive “at risk” compensation using rigorous pre-set goals that are objective and measurable.

●

We determined payouts under the Annual Incentive Plan for performance in 2019, and also established the metrics, weighting and goals for fiscal year 2020. We note that as a result of last year’s strong performance, payout for 2019 under the Annual Incentive Plan was, in the aggregate, between the “target” and “outperform” levels for the objective metrics.

●	We set 2020 target compensation for our NEOs, including adjustments to base salary and establishing award opportunities under the Annual Incentive Plan and long-term equity incentives.

●

With respect to long-term performance-based equity incentive compensation awarded in 2020, we elected to utilize an industry index (rather than our 14-company peer group) to measure long-term performance (see discussion on page 37 below). We also modified the “governor” on the LTIP Performance shares such that the Company’s TSR during the performance period must be at least 6% per annum in order for the LTIP Performance Shares to vest above target.

●	We engaged Korn Ferry to continue to serve as the Company’s independent compensation consultant.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program is structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to the Company’s shareholders.

The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to the overall performance of the Company. It is intended to balance annual performance incentives through salary and annual cash incentives with rewards for long-term performance through an equity incentive plan. In prior years, the equity incentive plan utilized primarily stock option awards, awards of time-based restricted stock awards (restricted stock that vests over time), and sometimes included performance-based restricted stock awards (restricted stock that vests upon the satisfaction of certain performance criteria, such as stock price appreciation). As discussed in prior years’ proxy statement, in 2017 we began using primarily time-based restricted stock and performance shares that vest over three years for long-term incentive compensation.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the CEO. While the Compensation Committee reviews the total compensation paid to each of the NEOs, it considers each element of our executive compensation program to be separate and distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee has historically made these allocation decisions each year based on the performance goals and objectives achieved for that year.

The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of our CEO. Mr. Albright also provides an annual evaluation to the Compensation Committee regarding the performance of our other NEOs and a recommendation on compensation for them and for all other officers and managers. In addition, certain members of our senior management team provide support to the Compensation Committee by coordinating meeting logistics, preparing and disseminating relevant financial and non-financial Company information and relevant data concerning our peer comparators as a supplement to the comparative market data prepared by the independent compensation consultant, as well as making recommendations with respect to performance metrics and related goals. Mr. Albright attends meetings (or portions thereof) at the Compensation Committee’s request, and recommends to the Compensation Committee compensation changes affecting the other members of our senior management team. However, Mr. Albright plays no role in setting his own compensation. Also, at the Compensation Committee’s request, our General Counsel attends meetings to act as Secretary and record the minutes of the meetings, provide updates on legal developments and make presentations regarding certain organizational matters. The Compensation Committee regularly meets separately in executive session, outside the presence of management, generally at each regularly scheduled meeting and at other times as necessary or desirable.

The Compensation Committee may from time-to-time, in its sole discretion, retain or seek advice from compensation consultants, independent counsel, and other advisors, and is directly responsible for determining the compensation of, and overseeing, such advisors. As noted above, the Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans, and most recently engaged Korn Ferry to assist in this review. The Compensation Committee determined that the engagement of Korn Ferry does not raise any conflicts of interest. In making this determination, the Compensation Committee noted the following:

●	Korn Ferry does not provide any other services to the Company;

●	Korn Ferry received no fees from the Company in 2018 or 2019 other than in connection with the engagement by the Compensation Committee;

●	Korn Ferry maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

●	none of the Korn Ferry team assigned to the Company had any business or personal relationship with members of the Compensation Committee outside of the engagement;

●	none of the Korn Ferry team assigned to the Company had any business or personal relationship with any of our NEOs outside of the engagement; and

●	none of the Korn Ferry team assigned to the Company owned any of our common stock.

The scope of Korn Ferry’s engagement for 2019 was to advise the Compensation Committee on matters related to the compensation of our executive officers, including the implementation of our enhanced compensation practices, and compensation of our independent directors. In 2019, Korn Ferry supported the Compensation Committee by (i) attending Compensation Committee meetings, (ii) providing advice on the continuing implementation of our enhanced compensation practices, (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies and (iv) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company.

Competitive Considerations (Peer Group)

Starting in 2017, in connection with the redesign of our executive compensation practices, and based on advice from Korn Ferry, we implemented the practice of formally benchmarking executive compensation. The benchmarking data assists the Compensation Committee in comparing overall compensation practices against a broad mix of companies to ensure that our compensation practices are reasonable in light of both industry trends and the size of the Company. The Compensation Committee views the compensation practices of our peer companies as a useful reference point when structuring each component of compensation and total remuneration overall. While references are made to the median of our peer group, the Compensation Committee does not target the median, average or any specific percentile of the peer group.

With the assistance of Korn Ferry, last year the Compensation Committee established a peer group of the 14 companies listed below, which includes a mix of companies selected on a holistic basis to provide better alignment with the Company’s size (taking into consideration revenues, assets and market capitalization), sector (including companies with diversified real estate activities), and executive talent.

PEER GROUP FOR 2019 and 2020

● Agree Realty Corporation ● Cedar Realty Trust Inc. ● Five Point Holdings, LLC ● Four Corners Property Trust ● Getty Realty Corp. ● Lexington Realty Trust ● One Liberty Properties Inc.	● Rexford Industrial Realty, Inc. ● St. Joe Company, The ● Stratus Properties Inc. ● Tejon Ranch Co. ● Trinity Place Holdings Inc. ● Urstadt Biddle Properties Inc. ● Whitestone REIT

As discussed above, the Company engaged in several transformative transactions during 2019 and has re-invested the proceeds from such transactions, which has largely completed the Company’s strategic goal of monetizing its legacy Daytona Beach land portfolio and converting its asset base to predominantly income-producing real estate investments. As a result, the Compensation Committee will, later in 2020, carefully review the Company’s peer group with the assistance of Korn Ferry, and will make appropriate revisions for 2021, paying special attention to Company’s new asset base, as well as the other factors such as the Company’s new operating segments. As noted above, for the performance-based equity incentive awards granted in 2020, an industry index will be utilized to measure relative TSR, rather than the peer group.

The Compensation Committee believes the above peer group is appropriate for benchmarking total compensation at or near the midpoint of the peer group. In terms of total revenues for the trailing 12 months available as of December 31, 2019, the Company lies between the midpoint and the 25th percentile of the peer group.

The salary levels and other compensation elements of our peer group are among the factors taken into consideration by the Compensation Committee when evaluating the compensation of our NEOs (without benchmarking to a specific target).

Based on Korn Ferry’s advice, the Compensation Committee utilized the peer group for compensation benchmarking purposes when making compensation decisions pertaining to year-end 2019 and salaries and incentive opportunities for 2020, and expects to use an updated peer group when making compensation decisions for year-end 2020 and for 2021 salaries and incentive opportunities.

Executive Compensation Elements

Base Salary. The Compensation Committee believes that base salaries provide our NEOs with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. The base salaries of the NEOs were set at the time of their employment and thereafter have been set annually in January or February after a review of the following: (i) their performance during the previous year of the normal responsibilities associated with the NEO’s job description; (ii) any additional responsibilities assumed during the previous year, or any special or non-recurring projects undertaken during the year, and the NEO’s performance with respect to such additional responsibilities or projects; and (iii) compensation information provided by Korn Ferry pertaining to our peer group of companies to benchmark each executive’s compensation, including base salary, total cash compensation, total compensation, “at risk” compensation, and overall pay mix. The Compensation Committee analyzed the total mix of available information on primarily a qualitative basis in determining base salary. For information regarding each NEO’s performance in 2019, please see below under the heading “Annual Incentive Plan.”

Based on the information and advice provided by Korn Ferry, and in an effort to achieve a desirable combination of certainty as well as “at risk” incentive and performance-based compensation, and to achieve target total compensation for our NEOs competitive with our peer group for each NEO position, our NEOs’ base salaries were increased for 2020. The table below sets forth the base salaries for each of the NEOs for fiscal years 2018 through 2020.

NEO Salaries

Name	2018	% increase	2019	% increase	2020
John P. Albright	$545,000	0.0%	$545,000	3.7%	$565,000
Mark E. Patten	$255,000	0.0%	$255,000	7.8%	$275,000
Steven R. Greathouse	$242,250	7.2%	$259,600	15.6%	$300,000
Daniel E. Smith	$220,000	4.3%	$229,500	7.8%	$247,500

Annual Incentive Plan. In response to shareholder feedback resulting from our extensive outreach program in the fall of 2016, and after consultation with Korn Ferry, in February 2017, the Board adopted the Annual Incentive Plan to replace the prior annual bonus plan that was utilized by the Compensation Committee and the Board through year-end 2016. The purpose of the Annual Incentive Plan is to create a mutuality of interest between management and the Company’s shareholders through an annual cash incentive structure designed to incentivize and reward specific actions and outcomes that will contribute to and accelerate execution of the Company’s long-term strategic business plan and thereby increase long-term shareholder value. The Annual Incentive Plan provides for the utilization of pre-established metrics and measurable, objective goals for at least 80% of the target annual cash incentive amount for each NEO. During the beginning of each fiscal year, the Compensation Committee, with the assistance of Korn Ferry, establishes objective performance metrics that will be used to evaluate the NEOs’ performance during the coming year, and the relative weighting among the various metrics. In addition, the Compensation Committee will establish, for each metric, a “threshold,” “target” and “outperform/maximum” level of achievement (the “Goals”). The “threshold” Goal means the minimum level of achievement pertaining to that particular metric required for an award to be earned under the Annual Incentive Plan; the “target” Goal means the level of achievement pertaining to the metric required for the target award to be earned; and the “outperform/maximum” Goal means the level of achievement pertaining to the metric required for the maximum award. Linear interpolation will be used to determine amounts earned and paid based on achievement levels between the “threshold” and “target” Goals and between the “target” and “outperform/maximum” Goals.

The establishment each year of the metrics, weighting and Goals under the Annual Incentive Plan is a collaborative process between Company management and the Compensation Committee. Management initially proposes the metrics that they believe will best measure management’s performance during the coming year based on the Company’s progress in executing our strategic business plan, and how the various metrics should be weighted, along with guidance for the coming year with respect to levels of achievement anticipated or achievable with respect to those metrics. Management discusses with the Compensation Committee the proposed metrics and weighting, the guidance regarding the level of achievement with respect to each of the metrics, and the underlying assumptions with respect to the proposed guidance, both for the Company’s operations and assets specifically, and for economic conditions generally in both local markets and nationally. The Compensation Committee reviews and evaluates the proposed metrics, weighting and guidance to ensure appropriate rigor, which evaluation includes a number of factors, including the Company’s performance during the most recent year and any pending or contemplated Company transactions for the coming year. After further discussion and modifications, if necessary, the Compensation Committee approves the metrics, weighting and guidance, and establishes the Goals (including “threshold,” “target” and “outperform/maximum” Goals as described above) to be utilized for the year.

The metrics described below were selected for 2019 under the Annual Incentive Plan:

●

Land Transaction Activity: The Company made tremendous strides in executing its strategic business plan of monetizing its undeveloped land portfolio and redeploying the proceeds into income-producing assets in a tax-efficient manner. The Board recognized that expeditiously monetizing the Company’s land portfolio at accretive pricing levels is, at this stage of the Company’s lifecycle, of paramount importance for increasing shareholder value. The feedback we have receive from shareholders overwhelmingly supports this conclusion. As a result, for 2019, 40% of the potential cash incentive payout was based on land transaction activity, which was allocated 30% to actual gross proceeds from land sales that closed in 2019, and 10% to new land transaction contracts entered into in 2019. Qualifying transactions were required to be at pricing levels that were accretive based on per-parcel pricing established and approved by the Compensation Committee during the first 90 days of the year, or otherwise pursuant to a transaction approved in advance by the Board.

●

Investment Activity: As the Company executes its strategic business plan of monetizing its land portfolio and investing the proceeds in income properties, management’s effective redeployment of land sales proceeds is critical to the long-term success of the Company. In particular, as a result of the substantial land transaction proceeds achieved in 2019, the redeployment of these proceeds took on increased importance for 2019 and 2020. In addition, the Company anticipated monetizing certain income property investments in certain markets in order to continue to enhance the composition and quality of our portfolio. As a result, for 2019, 40% of the available cash incentive payout was determined based on management’s investment activity, which was allocated 35% to income property acquisitions and 5% to income property dispositions, both at cap rates approved by the Board, or transactions otherwise approved by the Board.

The following table sets forth the weighting and Goals established during the first 90 days of 2019 under the Annual Incentive Plan for the above metrics, along with the actual 2019 results achieved by management and the outcome under each of the metrics, as determined by the Compensation Committee.

	2019 GOALS			2019 RESULTS	2019 PAYOUT (0% to 150% of target)
METRIC (weighting)	THRESHOLD	TARGET	MAXIMUM
Land Transactions
Closings (30%)	$53.65M	$61.59M	$85.3M	$108.11M	150.0%
New Contracts (10%)	$6.5M	$20.15M	$33.5M	$30.86M	59.8%
Investment Activity
Acquisitions at cap rate of 5.75%-7.25% (35%)	$80M	$100M	$120M	$183.8M	150.0%
Dispositions at cap rate of 7.50% to 8.50% (5%)	$55M	$100M	$110M	$231.8M	150.0%
Qualitative (20%)	Based on individual performance as determined by the Compensation Committee				Varies

Regarding the qualitative portion of the Annual Incentive Plan for 2019, the Compensation Committee’s determinations regarding eligibility for such portion for each of our NEOs is set forth below.

During 2019, under the leadership of Mr. Albright, the Company completed two transformational transactions in connection with the monetization of our undeveloped land portfolio in Daytona Beach and with respect to income property operations.

Land JV: On October 16, 2019, the Company sold to an unaffiliated third-party a controlling interest in the wholly-owned subsidiary that held, at closing, approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”).

●

The sales price for the controlling interest in the Land JV was approximately $97 million. The transaction largely completed the Company’s strategic objective of monetizing its legacy Daytona Beach land portfolio.

●

The Company retained a non-controlling interest in the Land JV, creating the potential for distributions from the Land JV, depending on the timing and the amount of proceeds achieved when the land is ultimately sold by the Land JV.

●	The Company currently manages the Land JV for a fee of $20,000 per month, which amount is evaluated on a quarterly basis and reduced based on the value of real property that remains in the Land JV.

●	The Land Monetization Proceeds have been re-invested into high-quality income-producing real estate in strong markets, in a tax-efficient manner utilizing the 1031 like-kind exchange structure.

Alpine REIT: We sponsored the November 2019 formation and successful initial public offering (“IPO”) of Alpine Income Property Trust, Inc., an externally-advised, single-tenant net-lease real estate investment trust. The transaction with Alpine included the following:

●	The Company sold to Alpine 15 single-tenant properties for aggregate cash consideration of $125.9 million.

●

The Company contributed to Alpine’s operating partnership (the “OP”) five single-tenant properties in exchange for 1,223,854 units of the OP (“OP Units”), with the OP Units having an initial value of approximately $23.3 million.

●	The Company invested $15.5 million of cash in the IPO of Alpine, which together with the OP Units resulted in the Company owning an approximately 22.3% equity interest in Alpine.

●

The Company entered into a management agreement with Alpine under which the Company manages Alpine’s assets and day-to-day operations, subject to the direction and supervision of the Alpine Board of Directors. The Management Agreement has an initial non-cancelable term of 5-years, provides for an annual base management fee of 1.5% of Alpine’s total equity and an incentive fee of 15% of the amount that is in excess of Alpine’s shareholders achieving an 8% cumulative return (including dividends) in any year, subject to a “high water mark” set for each year.

●

The proceeds from the property sales to Alpine have already been re-invested into high-quality income-producing multi-tenant properties in strong markets, in a tax-efficient manner utilizing the 1031 like-kind exchange structure.

In addition to the closing of these key strategic transactions, the Company reported earnings of $23.03 per share and stock repurchases of approximately 691,000 shares at an average price per share of approximately $59.46. The stock repurchases included the April 2019 block repurchase of approximately 6% of the Company’s outstanding shares of common stock from the Company’s then-largest shareholder in connection with the shareholder’s disposition of its entire position in Company shares. The block repurchase marked the conclusion to the shareholder’s multi-year activist campaign.

In addition, Mr. Albright continued to enhance the Company’s reputation and standing in the local and regional communities through his involvement in business and community events and organizations, including speaking engagements and board memberships such as his role on the board of the CEO Business Alliance and Vice Chairman of the Volusia County Beachside Redevelopment Committee. In February 2020, the Board, upon the recommendation of the Compensation Committee, determined that Mr. Albright was eligible for 150% of the qualitative component under the Annual Incentive Plan.

Mr. Albright reviewed Mr. Patten’s performance for 2019 with input from the Board. His increase in target total compensation was based on the Company’s overall performance, the achievement of certain of the 2019 Goals, his contributions as Chief Financial Officer, and the compensation benchmarking information available to the Compensation Committee. Mr. Patten’s key accomplishments for 2019 included the continued enhancement of shareholder outreach and financial reporting. Mr. Patten also led the transformational Land JV transaction, and also led the 2019 amendment and expansion of the revolving credit facility. He also performed a pivotal role in the Alpine IPO and related transactions. He also continued to enhance the Company’s reputation and standing in the local and regional community through his involvement in business and community events and organizations, including as a member of the Board of the Futures Foundation for Volusia County Schools, the Board of the Peabody Auditorium Foundation, and the Civic League of the Halifax Area. In February 2019, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that Mr. Patten was eligible for 150% of the qualitative component under the Annual Incentive Plan.

Mr. Albright reviewed Mr. Greathouse’s performance for 2019 with input from the Board. His increase in base salary and target total compensation was based on the Company’s overall performance, the achievement of certain of the 2019 Goals, his contributions as SVP-Investments, and the compensation benchmarking information available to the Compensation Committee. Mr. Greathouse’s key accomplishments for 2019 included his pivotal role in the Alpine IPO and related transactions, most notably the Company’s success in re-investing the Land Monetization Proceeds utilizing the 1031 like-kind exchange structure. In February 2020, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that Mr. Greathouse was eligible for 150% of the qualitative component under the Annual Incentive Plan.

Mr. Albright reviewed Mr. Smith’s performance for 2019 with input from the Board. His increase in base salary and target total compensation was based on the Company’s overall performance, the achievement of certain of the 2019 Goals, his contributions as General Counsel and Corporate Secretary, and the compensation benchmarking information available to the Compensation Committee. Mr. Smith’s key accomplishments for 2019 included his pivotal role in the Alpine IPO and related transactions, execution of the April 2019 block share repurchase from the Company’s then-largest shareholder, and his assistance to the Compensation Committee with respect to the implementation and administration of the Company’s enhanced executive compensation program. In February 2020, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that Mr. Smith was eligible for 150% of the qualitative component under the Annual Incentive Plan.

The table below sets forth the actual awards earned by each of the NEOs under the Annual Incentive Plan based on their achievements during 2019:

Officer	2019 Actual Award
John P. Albright	$576,256
Mark E. Patten	$179,750
Steven R. Greathouse	$182,992
Daniel E. Smith	$161,775

For 2020, the award opportunity levels under the Annual Incentive Plan, based on achieving the Goals for each metric, will be as follows:

2020 Annual Inventive Plan Payout Opportunities

Name	Base Salary	Threshold	Payout at Threshold	Target	Payout at Target	Maximum	Payout at Max.
John P. Albright	$565,000	37.5%	$211,875	75%	$423,750	112.5%	$635,625
Mark E. Patten	$275,000	25%	$68,750	50%	$137,500	75%	$206,250
Steven R. Greathouse	$300,000	25%	$75,000	50%	$150,000	75%	$225,000
Daniel E. Smith	$247,500	25%	$61,875	50%	$123,750	75%	$185,625

As indicated above, payouts can be greater than “target” when actual performance exceeds expectations; and in the event actual performance fails to achieve the “threshold” Goal, no payout will have been earned for such metric. If the level of performance falls between threshold and target, or between target and outperform/maximum, linear interpolation will be used to determine the percentage of target performance achieved. The threshold, target, and outperform/maximum Goals for each performance metric, and actual results for 2020, will be disclosed in the proxy statement for the 2021 annual meeting of shareholders as part of the discussion of 2020 compensation.

Under the Annual Incentive Plan, if a participant experiences a qualifying termination (as defined below) prior to or on December 31 of the applicable plan year, such participant will be entitled to receive a prorated annual cash incentive payment for such plan year. The prorated amount will be based on the number of days worked by the participant during the applicable plan year prior to and including the date on which the participant’s termination of employment occurs. The Annual Incentive Plan defines a “qualifying termination” as a termination of employment on or after April 1 of the applicable plan year by (a) the Company without cause or (b) the participant for good reason. “Cause”

and “good reason” will have the meanings ascribed to such terms in such participant’s employment or similar agreement or, if no such agreement exists, then as defined in the Annual Incentive Plan. Any prorated annual cash bonus will be payable no later than 30 days following the participant’s termination of employment based on the “target” level of achievement.

Equity Compensation. The Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board and approved by the shareholders in 2018. Awards under the 2010 Plan are approved by the Compensation Committee. We are proposing to increase the authorized number of shares thereunder from 720,000 to 895,000, as described below in the discussion regarding Proposal 4.

Awards under the 2010 Plan are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan. Awards (other than stock options and stock appreciation rights) will be counted against the 2010 Plan maximum number of available shares in a 1.41-to-1 ratio. Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as stock options or performance-conditioned awards, the Compensation Committee believes that time-vested full value awards enhance the alignment between employees and shareholders, and serve as a competitive retention vehicle. The time-vested restricted stock granted in 2017, 2018 and 2019 vests ratably over approximately three years, provided that the holder is continuously employed with the Company through each anniversary date. The performance shares vest as described below under “New Equity Compensation Practices.” The reserved share amount under the 2010 Plan is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. The 2010 Plan also contains limits on the number of shares represented by awards that any participant may receive during any one calendar year, as described more fully below.

The Board and the Compensation Committee intend that the 2010 Plan will be the primary vehicle for providing long-term compensation to and retention of its NEOs and other key managers in the near term. The table on page 43 below entitled “Outstanding Equity Awards at Fiscal Year End for 2019” describes the equity awards granted under the 2010 Plan that are currently outstanding.

New Equity Compensation Practices. In response to the feedback we received from our extensive shareholder outreach program in the fall of 2016, and after consultation with Korn Ferry, in early 2017 the Company substantially altered its practices with respect to long-term equity incentive compensation (all as described in detail in last year’s proxy statement). The long-term incentive component of our executive compensation program now employs a combination of restricted stock and performance share awards which vest over time to motivate and reward long-term, multi-year performance and facilitate retention of our executives. Restricted stock awards, which generally vest ratably over a three-year period, create a balanced focus on the achievement of short-term and long-term financial and operational goals and stock price performance. Performance share awards are earned based on multi-year performance over a three-year performance cycle.

Pursuant to the performance share awards, each participant is eligible to vest in and receive shares of the Company’s common stock based on an initial target number of shares granted, the vesting of which is based on the TSR achieved by the Company during the performance period in comparison to that of a comparison group. In prior years, the Compensation Committee utilized as the comparison group the applicable year’s peer group. For the performance share awards made in 2020, in light of the Company having largely monetized its undeveloped land portfolio, and the Company’s asset base consisting primarily of income-producing real estate, the Compensation Committee elected to utilized a broader comparison group comprised of real estate investment companies that did not include any land companies. The Compensation Committee selected as the comparison group the companies that comprised the MSCI US REIT Index as of February 24, 2020 (the “Index”), with the three-year performance period of January 1, 2020 to December 31, 2022. Between 0% and 150% of the target performance shares will be eligible to vest based on the achievement of threshold, target and outperform/maximum TSR goals relative to the TSR achieved by the Index. The threshold, target and outperform/maximum TSR goals for the current performance period are the achievement of TSR during the performance period that places the Company in the 34th, 51st or 67th percentile, respectively, of the TSR achieved during the performance period by the companies in the Index. If performance falls in between the threshold and target goals or the target and outperform/maximum goals, linear interpolation will be used to determine the percentage of target performance achieved. In addition, each performance share award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of performance shares that ultimately vest, as if such shares had been outstanding on each dividend record date over the period from the grant date through the issuance of the shares. Such dividend equivalents will be subject to the same vesting and forfeiture requirements as the underlying performance shares to which they relate. In the event of a nonqualifying termination of a participant prior to the performance period end date, all of the rights to performance shares will be automatically forfeited along with the participants’ rights to the cash payment of any dividend equivalent. For our CEO, the equity awards in February 2020 were weighted, based on grant date fair value, approximately 60% to performance shares, and 40% to restricted shares. For the other NEOs, such weighting was approximately 55% to performance shares, and 45% to restricted shares.

The use of a relative TSR metric as the vesting criteria for the performance share awards ensures alignment between shareholders and participants. It ensures that positive TSR due to macroeconomic trends does not result in inappropriately high compensation for a participant where the Company’s absolute TSR lags peers. Similarly, it has the potential to reward an executive when there is outperformance of peers, but perhaps weaker TSR on an absolute basis through no fault of the executive. In the event the Company’s TSR lags on a relative basis, it is possible no shares would vest. If the Company has strong TSR on an absolute basis and outperforms its peers over the three-year period, the participant would benefit just as the shareholders would over that period. Similarly, but distinctly, if the Company’s TSR outperforms the peer group, but absolute TSR is less than 6% per year, then notwithstanding the executive’s superior performance, vesting of the performance share awards will be limited to 100% of target (i.e., no “outperform/maximum” level of vesting is available if absolute TSR is less than 6% per year).

The Compensation Committee believes that by adopting this practice it will serve to incentivize and reward executives for strong performance over the long-term.

The following restricted stock and performance share awards were granted to our NEOs in 2020:

2020 NEO Equity Awards

NEO	Target Number of Performance Shares Granted	Number of Shares of Restricted Stock Granted
John P. Albright	9,745	6,644
Mark E. Patten	2,587	2,156
Steven R. Greathouse	2,822	2,352
Daniel E. Smith	2,328	1,940

In setting long-term incentive plan award levels, our Compensation Committee considers resulting total compensation to our executives, including all elements of compensation described above, our Company’s performance, and the market for compensation of executives of competitors and other comparable market participants (in particular the peer group benchmarking data). For 2020, in consultation with Korn Ferry and valuation experts, the Compensation Committee constructed a compensation package for our CEO that, based on target payout and vesting levels, is approximately 14% below the median for CEO compensation within our peer group.

At Risk Compensation. For 2020, 72% of our CEO’s target total compensation is “at risk,” and 51% is “performance-based” and subject to performance measures. Of the performance-based compensation, 88% is subject to pre-defined objective measures. The following illustrates our CEO’s 2020 total compensation at target level:

401(k) Plan. Employees (including the NEOs) may participate in our 401(k) Plan, a tax-qualified retirement plan maintained to provide the opportunity to provide for retirement savings through tax-advantaged employee contributions. The 401(k) Plan permits eligible employees to contribute compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective contributions are immediately vested and non-forfeitable in the 401(k) Plan. Since January 2012, eligibility for the 401(k) Plan has required six calendar months of service in which the employee is credited with 160 hours of service in each month. The Company has adopted a “safe harbor” matching program, in which the Company matches (i) 100% of the employee’s contribution up to 3% of the employee’s compensation and (ii) 50% of the employee’s contribution up to the employee’s next 2% of compensation, for a total potential match of 4% of the employee’s compensation, subject to certain limitations imposed by the Internal Revenue Code.

Employment Agreements. On June 30, 2011, we entered into an employment agreement with Mr. Albright to serve as our President and CEO, effective August 1, 2011, which agreement was amended and restated on May 20, 2015. On April 16, 2012, we entered into an employment agreement with Mr. Patten to serve as our Senior Vice President and CFO. On October 22, 2014, we entered into an employment agreement with Mr. Smith to serve as our Senior Vice President, General Counsel and Corporate Secretary. On February 26, 2016, we entered into an employment agreement with Mr. Greathouse to serve as our Senior Vice President-Investments. We do not have any such agreements with any other officers or employees.

Health and Welfare Benefits. We provide to each NEO and all full time employees medical, dental and vision coverage as well as long-term disability and life insurance. The Company also pays a portion of the cost to cover employees’ dependents under the medical, dental and vision plans.

Perquisites. The Company does not provide its NEOs with any perquisites or personal benefits.

Other Matters

Stock Ownership. In January 2019, we adopted new and enhanced stock ownership guidelines for our directors and executive officers. These guidelines require the following minimum ownership levels of the Company’s common stock:

(i) Directors: the greater of (A) sufficient shares such that their value equals or exceeds five times the director’s annual retainer fee and (B) 2,000 shares.

(ii) CEO: sufficient shares such that their value equals or exceeds six times his or her annual base salary.

(iii) Other executive officers: sufficient shares such that their value equals or exceeds two times his or her annual base salary.

Compliance with these ownership guidelines is measured on the first trading day of each calendar year (the “Compliance Date”), commencing on the fifth Compliance Date after the later of (a) August 8, 2016 or (b) the date such person is first elected or appointed to such position.

In addition, with respect to shares of the Company’s common stock acquired through the vesting of equity incentive awards such as restricted stock, performance shares or the exercise of a stock option (“incentive plan shares”), the recipient of such award must retain at least 50% of the incentive plan shares (net of any incentive plan shares tendered to the Company or sold to pay corresponding income tax withholding, other payroll taxes and, where applicable, the stock option exercise price).

Severance Benefits. Mr. Albright’s employment agreement provides that if his employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary, in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 275% of the sum of (i) his then-current base salary and (ii) his then-current annual target bonus, in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Patten’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement, as amended), Mr. Patten’s employment is terminated by the

Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Greathouse’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement, as amended), Mr. Greathouse’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Greathouse voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Smith’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement, as amended), Mr. Smith’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Smith voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

None of our other employees has a severance agreement or an employment agreement providing severance benefits; however, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Vesting of Unexercised Stock Options, Restricted Shares and Performance Shares. All equity awards agreements entered into with our NEOs and other officers pursuant to the 2010 Plan (including the award agreements pertaining to stock options, time-based restricted shares, performance-based restricted shares and performance shares) provide that all unvested awards become vested upon the officer’s termination of employment without cause or the officer’s resignation for good reason (as such terms are defined in the executive’s employment agreement or the award agreement, as applicable), in each case, within 24-months following a change in control. Some of the award agreements with non-officers under the 2010 Plan provide that unvested time-based restricted shares become vested upon the occurrence of a change in control.

Advisory Vote to Approve Executive Compensation. We conducted an advisory vote to approve executive compensation last year at the 2019 Annual Meeting. While this vote was not binding on the Company, the Board, or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation. At the 2019 Annual Meeting, 94.8% of the votes cast on the advisory vote to approve the executive compensation proposal were in favor of our named executive officers’ compensation as disclosed in our proxy statement, and as a result the proposal was approved. In evaluating our compensation program in 2019, we were mindful of our shareholder support, but we also made the corporate governance improvements described herein. We have determined that our shareholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting.

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	188,870	55.63	191,044
Equity compensation plans not approved by security holders	—	—	—
Total	188,870	55.63	191,044

(1)	Consists entirely of common shares authorized for issuance under the 2010 Plan.

Tax and Accounting Implications

Deductibility of Executive Compensation. In designing our compensatory programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. In addition, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of the 2010 Plan were previously approved by shareholders in 2013 for purposes of Section 162(m), which allowed us to grant certain long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our 2019 Annual Report. Submitted by the Compensation Committee: Casey R. Wold, Chairman, George R. Brokaw, and Christopher W. Haga.

Absence of Interlocks. None of the members of the Compensation Committee is or has been an executive officer of the Company and, except as disclosed herein, no director who served on the Compensation Committee during 2019 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2019.

Summary Compensation Table for 2017-2019

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2017, 2018, and 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non- Equity Incentive Plan Compensation ($)	Time- Based Restricted Stock Awards ($)(2)	Performance- Based Restricted Stock and Performance Share Awards ($)(3)	Option Awards ($)	All Other Compensation ($)		Total ($)
John P. Albright	2019	545,000	—	576,256	430,226	694,060	—	19,858	(4)	2,265,400
President & CEO	2018	545,000	—	458,679	398,606	609,969	—	19,658	(4)	2,031,912
	2017	515,000	—	386,250	256,083	257,984	—	19,458	(4)	1,434,775
Mark E. Patten	2019	255,000	—	179,750	134,199	177,168	—	13,522	(5)	759,639
Senior Vice President & Chief Financial Officer	2018 2017	255,000 236,200	— —	135,679 177,150	124,332 110,119	142,706 111,320	— —	13,322 12,066	(5) (5)	671,039 646,855
Steven R. Greathouse	2019	259,600	—	182,992	136,610	180,337	—	11,740	(6)	771,279
Senior Vice President - Investments(1)	2018	242,250	—	135,920	118,125	135,582	—	11,522	(6)	643,399
Daniel E. Smith	2019	229,500	—	161,775	120,797	159,452	—	12,328	(7)	683,852
Senior Vice President, General Counsel & Corporate Secretary	2018 2017	220,000 198,172	— —	123,437 148,629	117,602 110,119	134,982 111,320	— —	12,076 11,857	(7) (7)	609,097 580,097

(1)	Mr. Greathouse became an NEO in 2018, so historical compensation information for 2017 is not presented in accordance with applicable SEC executive compensation disclosure rules.
(2)

Amounts consist of the aggregate grant date fair value of restricted stock awarded, calculated by multiplying the number of shares issued by the Company’s stock price at the grant date, less the present value of expected dividends during the vesting period.

(3)

Amounts consist of the aggregate grant date fair value of restricted stock and performance shares awarded, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. Amount does not reflect whether Messrs. Albright, Patten, Greathouse or Smith have actually realized or will realize a financial benefit from the award, which is subject to performance conditions. For information on the valuation assumptions used in these computations, refer to Note 19 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2019 Annual Report. The grant date fair value of the performance shares awarded to Messrs. Albright, Patten and Smith in 2017, assuming attainment of the maximum vesting level for the performance period ending December 31, 2019, was $386,976, $166,980 and $166,980, respectively. The grant date fair value of the performance shares awarded to Messrs. Albright, Patten, Greathouse and Smith in 2018, assuming attainment of the maximum vesting level for the performance period ending December 31, 2020, was $914,953, $203,373, $214,059 and $202,473, respectively. The grant date fair value of the performance shares awarded to Messrs. Albright, Patten, Greathouse and Smith in 2019, assuming attainment of the maximum vesting level for the performance period ending December 31, 2021, was $1,041,091, $265,753, $270,505 and $239,177, respectively.

(4)

Amounts reflect group term life insurance and long-term disability insurance premiums paid on behalf of Mr. Albright by the Company, and 401(k) plan employer matching contributions, all as follows: during fiscal year 2019: $1,242 (life insurance), $7,416 (disability insurance) and $11,200 (401(k) match); during fiscal year 2018: $1,242 (life insurance), $7,416 (disability insurance) and $11,000 (401(k) match); and during fiscal 2017: $1,242 (life insurance), $7,416 (disability insurance) and $10,800 (401(k) match).

(5)

Amounts reflect group term life insurance premium paid on behalf of Mr. Patten by the Company, and 401(k) plan employer matching contributions, as follows: during fiscal year 2019: $2,322 (life insurance) and $11,200 (401(k) match); during fiscal year 2018: $2,322 (life insurance) and $11,000 (401(k) match); and during fiscal year 2017: $1,266 (life insurance) and $10,800 (401(k) match).

(6)

Amounts reflect group term life insurance premium paid on behalf of Mr. Greathouse by the Company, and 401(k) plan employer matching contributions, during fiscal year 2019: $540 (life insurance) and $11,200 (401(k) match); and during fiscal year 2018 of $522 (life insurance) and $11,000 (401(k) match).

(7)

Amounts reflect group term life insurance premium paid on behalf of Mr. Smith by the Company, and 401(k) plan employer matching contributions, as follows: during fiscal year 2019: $1,128 (life insurance) and $11,200 (401(k) match); during fiscal year 2018: $1,076 (life insurance) and $11,000 (401(k) match); and during fiscal year 2017: $1,057 (life insurance) and $10,800 (401(k) match).

Total Realized Compensation Table for 2017-2019

The SEC’s calculation of total compensation, as shown in the “Summary Compensation Table” set forth on page 41 above, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by our NEOs in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the total compensation actually realized with respect to the applicable year in which benefit was received, not the year the award was made.*

Name and Principal Position	Year	Salary ($)	Bonus (A)($)	Time- Based Restricted Stock Vesting (B)($)	Performance- Based Restricted Stock and Performance Share Vesting (B)($)	Option Exercises (B)($)	All Other Compensation (C)($)	Total ($)
John P. Albright	2019	545,000	458,679	332,300	—	—	19,858	1,355,837
President & CEO	2018	545,000	386,250	411,503	133,960	—	19,658	1,496,371
	2017	515,000	216,300	366,118	126,000	—	19,458	1,242,876
Mark E. Patten	2019	255,000	135,679	136,956	—	—	13,522	541,157
Senior Vice President & Chief Financial Officer	2018 2017	255,000 236,200	177,150 87,439	176,463 148,342	192,750 187,470	348,700 192,840	13,481 12,066	1,163,544 864,357
Steven R. Greathouse, Sr. VP-Investments	2019 2018	259,600 242,250	135,920 163,925	135,051 176,463	— 96,375	— —	11,740 11,522	542,311 690,535
Daniel E. Smith	2019	229,500	123,437	134,932	—	—	12,329	500,198
Senior Vice President, General Counsel & Corporate Secretary	2018 2017	220,000 198,172	148,629 66,693	121,327 64,313	80,313 78,113	— —	12,166 11,857	582,435 419,148

*

Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the “Total” column of the “Summary Compensation Table.” Total Realized Compensation is not a substitute for the total compensation as shown above in the “Total” column in the “Summary Compensation Table.” This supplemental table does not include all items required to be included as compensation in the “Summary Compensation Table.” Total Realized Compensation consists of (a) the actual salary paid during the indicated year, (b) the annual cash incentive award or bonus paid during the indicated year, (c) the market value on the vesting date of restricted shares vesting during the indicated year, and (d) the difference between the current market price and the strike price upon the exercise of stock options that occurred during the indicated year. For more information on total compensation as shown above in the “Total” column in the “Summary Compensation Table” under the SEC rules, see the notes accompanying the “Summary Compensation Table.”

(A)	Taxable in the year paid, related to prior year’s performance.
(B)	Vesting/Exercises—taxable value to NEO at the time of vesting or exercise, as applicable.
(C)	Consists of all other compensation included on the “Summary Compensation Table” under the “All Other Compensation” column.

We believe the above table illustrates how our compensation programs have successfully linked pay with performance, as the “realized pay” for our CEO lags significantly behind the total compensation shown in the Summary Compensation Table. The future realization of a substantial portion of reported total compensation is directly linked to performance against pre-set, measurable metrics and goals.

Grants of Plan-Based Awards during the Year Ended December 31, 2019

The following table summarizes the grants of plan-based awards to our NEOs for the fiscal year ended December 31, 2019.

Name	Grant/ Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John P. Albright	1/23/2019	204,375	408,750	613,125	—	—	—	—	—
	1/23/2019	—	—	—	—	—	—	7,319	430,226
	1/23/2019	—	—	—	5,367	10,734	16,101	—	694,060
Mark E. Patten	1/23/2019	63,750	127,500	191,250	—	—	—	—	—
	1/23/2019	—	—	—	—	—	—	2,283	134,199
	1/23/2019	—	—	—	1,370	2,740	4,110	—	177,168
Steven R. Greathouse	1/23/2019	64,900	129,800	194,700	—	—	—	—	—
	1/23/2019	—	—	—	—	—	—	2,324	136,610
	1/23/2019	—	—	—	1,395	2,789	4,184	—	180,337
Daniel E. Smith	1/23/2019	57,375	114,750	172,125	—	—	—	—	—
	1/23/2019	—	—	—	—	—	—	2,055	120,797
	1/23/2019	—	—	—	1,233	2,466	3,699	—	159,452

(1)

These restricted share grants were awarded to Messrs. Albright, Patten and Smith on January 23, 2019 based on their 2018 performance and were made pursuant to the 2010 Plan. The stock price at the time of the grant was $59.89.

Outstanding Equity Awards at Fiscal Year End for 2019

The following table sets forth certain information with respect to all exercisable and unexercisable stock options and outstanding time-based restricted stock and performance-based equity awards previously awarded to our NEOs as of December 31, 2019.

Name	Option Awards					Stock Awards(3)
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
John P. Albright	20,000	(2)	—	57.50	1/28/2025	12,938	780,420	45,503	2,744,741	(5)
John P. Albright	40,000	(2)	—	55.62	1/28/2025	—	—	—	—
Mark E. Patten	—		—	—	—	4,219	254,490	6,643	400,706	(6)
Steven R. Greathouse	—		—	—	—	4,197	253,163	6,597	397,931	(6)
Daniel E. Smith	10,000		—	50.00	10/22/2024	3,922	236,575	6,266	377,965	(6)

(1)

Other than as noted in footnote 2 below, stock options for Messrs. Albright and Smith become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration upon termination of employment. Any unvested portion of the option will vest upon a change in control.

(2)

Outstanding stock options for Mr. Albright became exercisable (i) with respect to the option to purchase 20,000 shares awarded in 2015, 100% on January 28, 2016, and (ii) with respect to the option to purchase 40,000 shares awarded in 2016, in three approximately equal annual installments beginning on the award date (1/3 vested immediately), then on each of January 28, 2017 and January 28, 2018. Otherwise their terms are consistent with the stock options described in footnote 1 above.

(3)

These columns include (i) restricted stock awarded to Mr. Albright in connection with is employment agreement (performance-based vesting), (ii) restricted stock awarded to Messrs. Albright, Greathouse, Patten and Smith for their 2016, 2017 and 2018 performance (time-based vesting); and (iii) performance shares awarded to Messrs. Albright, Patten, Greathouse and Smith in 2017, 2018 and 2019. Mr. Albright’s performance-based restricted stock will vest in multiple segments based on our stock attaining certain target prices per share. The time-based restricted stock vests over a three-year period. The performance share awards entitle the recipients to receive, at the conclusion of a three-year performance period, shares of common stock of the Company, the number of such shares to be between 0% and 150% of the number of performance shares awarded, based on the Company’s TSR over the performance period as compared to the TSR of a certain peer group of companies. See Note 18 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2019 Annual Report. The grant date fair value of the performance based restricted stock awards and the performance shares, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718), is the amount reported in the “Performance-Based Restricted Stock Awards” column of the “Summary Compensation Table.”

(4)	Values are calculated as of December 31, 2019, using the closing market price per share of our stock on that date of $60.32 and, with respect to performance shares, assuming vesting at the 100% level.
(5)

This amount is attributable to (i) 22,000 restricted shares that vest only if the Company’s share price achieves the following thresholds (for the specified number of shares): $70 (18,000) and $75 (4,000); and (ii) 23,503 performance shares, which entitle the recipient to receive a certain number of shares of the common stock of the Company upon expiration of the three-year vesting period as described in footnote 3 above.

(6)

Messrs. Patten, Greathouse and Smith are entitled to receive a certain number of shares of the common stock of the Company upon expiration of the applicable three-year vesting period as described in footnote 3 above.

Option Exercises and Stock Vested During the Year Ended December 31, 2019

The following table sets forth the total stock options exercised and the total restricted stock that had vested for our NEOs during the year ended December 31, 2019.

	OPTION AWARDS		STOCK AWARDS(1)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Albright	—	—	5,583	332,300
Mark E. Patten	—	—	2,301	136,956
Steven R. Greathouse	—	—	2,269	135,051
Daniel E. Smith	—	—	2,267	134,932

(1)	Restricted shares vesting in 2019 are comprised of a portion of the time-based restricted shares awarded in 2016, 2017 and 2018 as compensation for 2015, 2016 and 2017 performance, respectively.

Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and CEO effective August 1, 2011, which agreement was amended and restated on May 20, 2015, which was further amended on February 26, 2016 and August 4, 2017. Pursuant to his employment agreement, if Mr. Albright’s employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 275% of the sum of (i) his then-current base salary and (ii) his then-current annual target bonus, in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Patten on April 16, 2012, in connection with his appointment as our Senior Vice President and Chief Financial Officer, which agreement was amended on February 26, 2016 and August 4, 2017. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Greathouse on February 26, 2016, in connection with his appointment as our Senior Vice President-Investments, which agreement was amended on February 26, 2016 and August 4, 2017. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Greathouse’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Greathouse voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Smith on October 22, 2014, in connection with his appointment as our Senior Vice President, General Counsel and Corporate Secretary, which agreement was amended on February 26, 2016 and August 4, 2017. Pursuant to his employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Smith’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Smith voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Other than as described above, we do not have any employment agreements, change in control agreements, or severance agreements with any of our executive officers or employees. Benefits payable upon termination of a currently named executive officer include awards granted pursuant to the 2010 Plan, which may become fully vested, in the discretion of the Compensation Committee. In addition, in August 2017, certain equity award agreements between the Company and our NEOs were amended to provide for “double trigger” vesting—i.e., that such awards would vest upon a change in control only upon subsequent termination of employment without cause (or resignation for good reason) within 24 months of the change in control event.

Under the 2010 Plan, a change of control shall be deemed to have occurred if:

●

any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”);

●

approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

●

upon a change in the composition of the Board such that, during any twelve-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

The following table sets forth the benefit that would have been realized by Messrs. Albright, Patten, Greathouse and Smith as of December 31, 2019, if such officer’s employment had been terminated on that date (other than for cause), and the benefit that would have been realized by each NEO as of December 31, 2019, if a change in control had occurred on or before such date:

Name	Benefit	Change in Control Without Termination ($)	Termination without Cause or with Good Reason after Change in Control ($)	Termination without Cause ($)
John P. Albright	Unvested Stock Option Awards and Unvested Time-Based Restricted Stock Awards(1)	—	780,420	—
	Severance pursuant to employment agreement	—	2,248,125	1,090,000
	Unvested Performance-Based Restricted Stock and Performance Share Awards(1) (2)	—	2,258,562	—
	Total	—	5,287,107	1,090,000
Mark E. Patten	Unvested Stock Option Awards and Unvested Restricted Stock Awards(1)	—	254,490	—
	Severance pursuant to employment agreement	—	255,000	—
	Unvested Performance Share Awards(1) (2)	—	231,388	—
	Total	—	740,878	—
Steven R. Greathouse	Unvested Stock Option Awards and Unvested Restricted Stock Awards(1)	—	253,163	—
	Severance pursuant to employment agreement	—	259,600	—
	Unvested Performance Share Awards(1) (2)	—	230,664	—
	Total	—	743,427	—
Daniel E. Smith	Unvested Stock Option Awards and Unvested Restricted Stock Awards(1)	—	236,575	—
	Severance pursuant to employment agreement	—	229,500	—
	Unvested Performance-Based Restricted Stock and Performance Share Awards(1) (2)	—	211,482	—
	Total	—	677,557	—
	TOTAL	—	7,448,969	1,090,000

(1)

Values are calculated as if a change in control and/or termination had taken place on December 31, 2019 (the last business day of 2019), using the closing market price per share of our stock on that date of $60.32, less the exercise price of the respective option awards. See “Vesting of Unexercised Stock Options, Restricted Shares and Performance Shares” on page 38 above for additional information.

(2)

The value attributable to the performance shares awarded in 2017, 2018 and 2019 assumes the performance shares vesting at 112.5%, 62% and 97% (respectively) since, as of the last business day of 2019, the Company’s TSR relative to the TSR of the applicable peer group of companies was at the 55th, 38th and 50th percentiles, respectively.

PAY RATIO

We are providing the following estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees in accordance with applicable SEC rules.

We determined our median employee based on total compensation (including base salary, year-end bonus and equity compensation (in each case annualized with respect to any full- and part-time employees who joined the Company during 2019)) of each of our 15 employees (excluding the CEO) as of December 31, 2019. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $168,905. As disclosed in the Summary Compensation Table appearing on page 41 above, our current CEO’s annual total compensation for 2019 was $2,265,400. Our current CEO has served in this capacity since August 1, 2011, which period of service includes December 31, 2019, the date of determination for the median employee. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 14.4 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above may not be appropriate as a basis for comparison between companies.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our 2019 Annual Report:

(1) The Audit Committee reviewed and discussed with management and the independent auditors our audited consolidated financial statements for the year ended December 31, 2019, and reports on the effectiveness of internal controls over financial reporting contained in our 2019 Annual Report, including a discussion of the reasonableness of significant judgements and the clarity of disclosures in the consolidated financial statements.

(2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2019 Annual

Report on Form 10-K. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Submitted by the Audit Committee: Howard C. Serkin, Chairman, George R. Brokaw, R. Blakeslee Gable and Christopher W. Haga.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. Grant Thornton was appointed as the Company’s independent registered public accounting firm on March 2, 2012.

Representatives of Grant Thornton are required to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to Grant Thornton as our independent registered public accounting firm, our Board and the Audit Committee believe such ratification to be advisable and in the best interest of the company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2020. If the stockholders do not ratify the appointment of Grant Thornton, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time. This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by validly-executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.

Our Board recommends a vote “FOR” the ratification of Grant Thornton as our independent registered public accounting firm.

Auditor Fees

The following table represents aggregate fees billed in 2019 and 2018 by Grant Thornton for professional services, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2019	2018
	$	$
Audit Fees(1)	410,415	464,946
Audit-Related Fees	45,000	46,072
Tax Fees(2)	140,076	103,957
All Other Fees	—	—
Total	595,491	614,975

(1)

Aggregate fees billed for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements, review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.

(2)

Aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice, and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-Approval Policy (the “Pre-Approval Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Pre-Approval Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

For the fiscal years ended December 31, 2019 and 2018, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2019, less than 50% of the hours expended on Grant Thornton’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Grant Thornton.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s CFO and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s CFO and will include a description of the services to be rendered. The Company’s CFO will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote, on a non-binding advisory basis, to approve the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our NEOs, motivate them to perform to their fullest potential, and align their interests with the interests of our shareholders. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic and corporate goals. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs and policies, including information about the fiscal 2019 compensation of our NEOs.

The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosure.”

While this vote is advisory, and therefore binding on neither the Company, the Compensation Committee nor our Board, we value the opinions of our shareholders and will consider those opinions and the vote outcome when making future compensation decisions for our NEOs.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

We are seeking shareholder approval to amend our Second Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) to increase the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the 2010 Plan from 720,000 to 895,000 Shares. Our continuing ability to offer equity incentive awards under an equity incentive plan is critical to our ability to attract, motivate and retain qualified personnel.

Background

The 2010 Plan was initially adopted by the Board of Directors in 2010, and has been amended by shareholder vote in 2014 and 2018 to increase the number of Shares reserved for issuance under the Plan. The share reserve under the 2010 Plan is now 720,000 Shares.

If shareholders approve this proposal, the amendment to the 2010 Plan will become effective as of the date of shareholder approval. If shareholders do not approve this proposal, the amendment to the 2010 Plan to increase the available Shares thereunder will not take effect, and the 2010 Plan will continue to be administered in its current form until its expiration on April 25, 2028 (or until such time as the Shares available for issuance thereunder have been depleted, whichever occurs first). Following the expiration or termination of the 2010 Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating and retaining talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Promotion of Good Corporate Governance Practices. The 2010 Plan also includes a number of corporate governance best practices. These include, but are not limited to, the following:

●

Minimum vesting. Awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s termination of employment or in the event of a change in control (subject to a 5% carve-out).

●	No evergreen provision. There is no “evergreen” feature pursuant to which the Shares authorized for issuance can be increased automatically without shareholder approval.

●

No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per Share exercise price less than 100% of our common stock’s fair market value on the date of grant.

●	Restricted dividend equivalents awards. The 2010 Plan permits payment of dividends or dividend equivalents on awards only if and when the underlying awards vest.

●

No Tax Gross-Ups. No participant will be entitled under the 2010 Plan to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Code that may be incurred in connection with awards granted under the 2010 Plan.

Shares Available for Future Awards

As of March 5, 2020, 120,085 Shares remained available for grant under the 2010 Plan. In determining the number of additional Shares requested for authorization, the Board of Directors and the Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate,” as discussed below) and the advice of Korn Ferry. The additional Shares being requested for authorization under the amendment to the 2010 Plan is 175,000 Shares.

As of March 5, 2020, equity awards outstanding under Company equity plans were 80,000 stock options (with a weighted average exercise price of $55.63 and a weighted average remaining term of 5.1 years), 38,792 shares of restricted stock, and 56,281 performance shares.

Considerations for the Approval of the Amendment to the 2010 Plan

The following is a list of some of the primary factors to be considered by shareholders in connection with approving the amendment to the 2010 Plan:

Modest Share Usage. When determining the number of additional Shares authorized for issuance under the amendment to the 2010 Plan, the Board of Directors and the Compensation Committee carefully considered the potential dilution to our current shareholders as measured by our “burn rate,” “overhang” and projected future share usage.

●

Our three-year average burn rate is 0.76%. This factors in our significant share repurchases in 2019, as well as our director compensation policy under which all of our independent directors have elected to receive their annual retainer and meeting fees in the form of Shares. The burn rate demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our shareholders.

Year	Total Shares Granted (#)	Basic Weighted Avg. Common Shares Outstanding (#)		Burn Rate (%)(1)
2017	31,919	5,538,859		0.58
2018	36,979	5,495,792		0.67
2019	50,895	4,991,656		1.02
2020	42,953	4,724,775	(2)	0.91
(projected)

(1)	Annual share usage or “burn rate” is determined by dividing total awards granted by the basic weighted average common shares outstanding. Performance shares are included at target level.
(2)	Represents weighted average shares outstanding for January 1, 2020 to March 5, 2020.

Modest Shareholder Dilution.

●

We are committed to limiting shareholder dilution from our equity compensation programs. If the increase in the additional Shares under the amendment to the 2010 Plan is approved by our shareholders, our overhang would be 9.25%. We calculate “overhang” as the total of (i) Shares underlying outstanding awards at target plus Shares available for issuance for future awards, divided by (ii) the total number of Shares outstanding.

As of	Number Outstanding	Stock Options Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Yrs)	Total Full Value Awards Outstanding	Shares Available	Total Shares Within Plans	Common Shares Outstanding	Diluted Common Shares Outstanding	Total Equity Dilution
March 5, 2020	80,000	55.63	5.1	117,073	116,915	313,988	4,799,404	5,113,392	6.14%
Additional shares requested	—	—	—	—	175,000	175,000	—	175,000	—
March 5, 2020	80,000	55.63	5.1	117,073	291,915	488,988	4,799,404	5,288,392	9.25%

●

Based on our conservative usage of Shares authorized for issuance under the 2010 Plan to date and our reasonable expectation of future equity usage under the 2010 Plan, we believe that the number of additional Shares being requested, together with the Shares currently remaining, will last approximately four to six years. This estimate is based on a forecast that takes into account our current practices under our executive compensation program, an estimated range of our stock price over time, the variable nature of the performance shares that will vest, and our historical forfeiture rates.

Attract and Retain Talent. We grant equity incentive awards to our executives and employees. Approving the amendment to the 2010 Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company necessary to our success.

Our Board recommends a vote “FOR” the approval of the amendment to the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan.

Summary of the 2010 Plan

Summary of the 2010 Plan

The following is a summary description of the 2010 Plan, including the effect of the proposed amendment to the 2010 Plan. A copy of the 2010 Plan, adopted pursuant to the Board of Directors’ recommendation, is attached to this proxy statement as Appendix A. The statements made in this proxy statement with respect to the 2010 Plan, as proposed to be amended, should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the 2010 Plan, which is attached hereto as Appendix A. Capitalized terms in this summary that are not defined have the meanings as provided in the 2010 Plan.

Administration. The 2010 Plan is administered by the Compensation Committee of the Board of Directors. Awards are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee will be composed to comply with the requirements under applicable laws and regulations. For example, the Compensation Committee will meet the independence requirements of NYSE American and the “non-employee director” requirements under the Exchange Act, for awards granted to individuals subject to Section 16 of the Exchange Act.

Awards; Eligibility. Awards under the 2010 Plan may be in the form of stock options (nonqualified stock options or incentive stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and stock payments. Employees of the Company and its subsidiaries and non-employee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan.

Share Reserve. The maximum number of Shares as to which stock awards may be granted under the 2010 Plan is 895,000 Shares. Awards of restricted shares, restricted share units, performance shares settled in stock, and stock payments are counted against the 2010 Plan maximum in a ratio of 1.41-to-1. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Shares issued under the 2010 Plan may be shares of original issuance, shares held in Treasury, or shares that have been reacquired by the Company. The fair market value of a share of the Company’s common stock on February 24, 2020 was $62.47.

Under the 2010 Plan, awards that are forfeited, expire or are canceled or settled without issuance of Shares are not counted against the maximum Shares available for grant. Shares that are tendered in payment of the option exercise price, withheld by the Company to satisfy tax withholding obligations, or are covered by a stock appreciation right (without regard to the number of Shares that are actually issued upon exercise) will not be available for future issuance under the 2010 Plan.

Limitations. No participant may receive awards during any one calendar year representing more than 50,000 Shares. In addition, no participant may receive in any one calendar year (i) options and stock appreciation rights representing more than 50,000 Shares or (ii) performance-based awards (other than options or stock appreciation rights) representing more than 50,000 Shares. Further, in no event will the number of Shares issued under the 2010 Plan upon the exercise of incentive stock options exceed 210,000 Shares. These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. In addition, the dollar value that can be paid in any calendar year pursuant to an award intended to qualify as a performance-based award is capped at the maximum amount allowed under Code Section 162(m). These sub-limits under Code Section 162(m) (other than the overall limit on the number of Shares that may be granted to participants as 50,000 Shares) do not apply to awards granted after November 2, 2017 (please see “Tax Consequences—Section 162(m) and the TCJA” below for more information).

Individual Director Limits. The 2010 Plan caps the amount of equity and cash compensation paid to non-employee directors in any one calendar year at $300,000. For purposes of this limit, the value of equity awards is calculated based on the award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) as of the date of grant.

Stock Options. Stock options entitle the participant to purchase Shares at a price equal to or greater than the fair market value of the Company’s common stock on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The award agreement may specify that the option price is payable: (i) in cash; (ii) by the transfer to the Company of shares of unrestricted stock owned for at least six months at the time of exercise; (iii) with any other legal consideration the Compensation Committee may deem appropriate; or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant (or five years for persons holding more than 10% of the total combined voting power of all classes of stock of the Company for an option intended to qualify as an incentive stock option). Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in

Shares. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights will be exercisable. No stock appreciation right may be exercised more than 10 years from the grant date.

Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in return for the performance of services. The participant is entitled to voting rights in such Shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive Shares in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Performance Shares and Performance Units. A performance share is the equivalent of one Share, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has not achieved a minimum acceptable level of achievement, no payment will be made. If the participant is above the minimum acceptable level of achievement, but falls short of the maximum achievement specified, the participant may be deemed to have partly earned the performance shares or performance units in accordance with the predetermined formula. If by the end of the performance period the participant has achieved the specified performance objective, the participant will have earned the performance shares or performance units.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Shares or any combination thereof.

Section 162(m) and Performance Objectives. Code Section 162(m) prevents a publicly-held corporation from claiming income tax deductions for compensation in excess of $1 million paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted shares and performance shares that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures. The performance measures available for Plan awards intended to qualify as performance-based awards under Code Section 162(m) are set forth in the 2010 Plan. The Compensation Committee has the discretion to reduce or eliminate (but not to increase) the payment of any award intended to qualify as a performance-based award under Code Section 162(m) if the Compensation Committee deems such reduction or elimination to be appropriate. As discussed in greater detail below, the 2010 Plan imposes a limit on awards intended to qualify as performance-based compensation under Code Section 162(m) granted prior to or on November 2, 2017 consistent with the transition rule and changes made to Code Section 162(m) by the Tax Cuts and Jobs Act (the “TCJA”).

In addition, the Compensation Committee has the authority to adjust the performance objectives, or modify the level of achievement required for the performance objectives, for an award in order to prevent the dilution or enlargement of the rights of a participant upon the occurrence of any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; foreign exchange gains and losses; and a change in the Company’s fiscal year. Such discretion would generally be required to be exercised within the first 90 days of a performance period.

Transferability. No award under the 2010 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Clawback of Awards. The Compensation Committee may, to the extent permitted by applicable law, stock exchange rules or by any Company policy, require recoupment of, or deductions from, any awards or payment made in respect thereof.

Prohibition on Repricing. Subject to the adjustment provision described above, the Compensation Committee may not reprice any outstanding stock option or stock appreciation right or exchange for cash any outstanding stock option or stock appreciation right that is “out-of-the money” (i.e., with an exercise price that is equal to or greater than the fair market value of a Share).

Termination; Amendment. The 2010 Plan will terminate on April 25, 2028, the tenth anniversary of the date adopted by the Company’s shareholders. No award will be granted under the 2010 Plan after the termination date.

The 2010 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company, no such amendment may increase the limitations set forth in the 2010 Plan on the number of Shares that may be issued under the 2010 Plan or any of the limitations on awards to individual participants. The Board of Directors may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Nonqualified Stock Options. In general, a participant will not recognize income at the time a nonqualified stock option is granted where the option is granted with an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).

Incentive Stock Options. A participant generally will not recognize income upon the grant or exercise of an incentive stock option. If Shares issued to a participant upon the exercise of an incentive stock option are not disposed of within two years after the date of grant or within one year after the transfer of the Shares to the participant, then upon the sale of the Shares any amount realized in excess of the exercise price generally will be taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above (a “disqualifying disposition”), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares) over the exercise price paid for the Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Although a participant does not generally recognize income for federal income tax purposes upon the grant of an incentive stock option, the difference between the fair market value of the stock on the date of grant and the option exercise price is a tax preference item that may subject the participant to the alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Stock Appreciation Rights. In general, a participant will not recognize income at the time a stock appreciation right is granted where the stock appreciation right is granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the base price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a stock appreciation right, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).

Restricted Shares. A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the Shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Share Units. A recipient generally will recognize no income upon the receipt of a restricted share unit award. Upon the settlement of a restricted share unit award, the recipient will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any Shares received.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

Tax Effect for the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m); provided that the Company is not entitled to a deduction with respect to the award of an incentive stock option, unless there is a disqualifying disposition of such incentive stock option.

Section 162(m) and the TCJA. The TCJA substantially modifies Code Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. However, the TCJA includes a transition rule under which this change to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. In order to avail itself of this transition rule, the 2010 Plan provides that certain provisions relating to Code Section 162(m) will continue to apply to awards granted prior to or on November 2, 2017, but not awards granted after such date. For example, although awards granted under the 2010 Plan may be subject to performance criteria, for awards granted after November 2, 2017, the performance criteria will not be limited to the enumerated performance objectives listed in the 2010 Plan and, instead, the awards may be subject to any performance objectives or metrics selected by the Compensation Committee and specified in an award agreement (before November 2, 2017, an award was not subject to the $1 million cap on deductibility only if it was subject to a formula or performance metrics approved by shareholders). In addition, awards granted after November 2, 2017 under the 2010 Plan are subject to the overall individual limit of 50,000 Shares per year, but not the sub-limits required by Code Section 162(m) (before November 2, 2017, a performance-based award was not subject to the $1 million cap on deductibility if the maximum number of shares subject to the different types of awards was approved by shareholders).

New Plan Benefits

The number of awards that an employee or a non-employee director may receive under the 2010 Plan is in the discretion of the Compensation Committee (as the plan administrator) and, therefore, cannot be determined in advance. The following table sets forth (i) the aggregate number of Shares subject to awards of time-based restricted stock and performance shares granted under the 2010 Plan during the fiscal year ended December 31, 2019 and (ii) the dollar value of such Shares based on $62.47 per Share, the closing price of a Share on NYSE American on February 24, 2020. No other equity awards were granted under the 2010 Plan during the fiscal year ended December 31, 2019.

Name of Individual or Group	Dollar Value of Shares Subject to Stock Awards ($)	Number of Shares Subject to Stock Awards (#)(1)
John P. Albright President & CEO	1,127,771	18,053
Mark E. Patten SVP & CFO	313,787	5,023
Steven R. Greathouse Senior Vice President - Investment	319,409	5,113
Daniel E. Smith SVP, General Counsel & Corporate Sec.	282,427	4,521
All current executive officers as a group	2,043,394	32,710
All non-employee directors as a group	562,480	9,004
All other employees (including current officers who are not executive officers) as a group	573,537	9,181

(1)	The number of shares in this column is comprised of performance shares and time-based restricted shares, including the following:
●	Mr. Albright: 10,734 performance shares and 7,319 time-based restricted shares.
●	Mr. Patten: 2,740 performance shares and 2,283 time-based restricted shares.
●	Mr. Greathouse: 2,789 performance shares and 2,324 time-based restricted shares.
●	Mr. Smith: 2,446 performance shares and 2,055 time-based restricted shares.

Historical Plan Benefits

The following table sets forth (i) the aggregate number of Shares subject to awards of time-based restricted stock, performance-based restricted stock, performance shares and stock options granted under the 2010 Plan during the fiscal year ended December 31, 2019 and, (ii) for our NEOs, the number of years of service with the Company.

Name of Individual or Group	Number of Shares Subject to Stock Awards (#)(1)	Years of Service as of December 31, 2019(#)
John P. Albright President & CEO	197,574	8.4
Mark E. Patten SVP & CFO	57,929	7.7
Steven R. Greathouse Senior Vice President - Investment	33,829	8.0
Daniel E. Smith SVP, General Counsel & Corporate Sec.	28,121	5.2
All current executive officers as a group	317,453
All non-employee directors as a group	16,255
All other employees (including current officers who are not executive officers) as a group	60,514

(1)

The number of shares in this column does not include Shares underlying awards that were granted but were subsequently canceled, forfeited, voluntarily surrendered or, in the case of options, expired unexercised.

PROPOSAL 5: APPROVAL OF THE CHANGE OF THE NAME OF THE COMPANY FROM CONSOLIDATED-TOMOKA LAND CO. TO CTO REALTY GROWTH, INC.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.

On February 12, 2020, the Board unanimously approved an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to change the Company’s name from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc. The Board believes it is in the Company’s and its stockholders’ best interests to effect the name change and therefore recommends the Company’s stockholders approve and adopt the Amendment.

Reason for the Amendment

The change in the Company’s name is deemed necessary to more accurately reflect its current business activities. As discussed above, in 2019, the Company accomplished one of its long-term business objectives by monetizing substantially all of the Company’s remaining Daytona Beach land and re-investing the proceeds into income-producing investments. The Board believes that it is in the Company’s and its stockholders’ best interests to change the Company’s name to “CTO Realty Growth, Inc.” to better communicate to the public the current and future nature of the Company’s business operations.

Effects of the Amendment

The Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article One of the Articles and recommends that the stockholders approve (and vote “FOR”) the Amendment. The resolutions also provide that the Amendment be submitted to the stockholders entitled to vote thereon for consideration at the Annual Meeting in accordance with the Florida Business Corporations Act. A copy of the proposed amendment to the Articles is attached as Exhibit B to this proxy statement.

If approved, the Amendment will become effective upon its filing with the Florida Department of State Division of Corporations, which will occur as soon as reasonably practicable following the Annual Meeting.

If the Amendment becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Any new stock certificates that are issued after the name change becomes effective will bear the name “CTO Realty Growth, Inc.” The Company will not change its trading symbol on the NYSE American and the common stock will continue to trade on the NYSE American, if the Amendment is approved.

If the name change amendment is not approved by the stockholders, the Amendment will not be made and the Company’s name will remain unchanged.

Vote Required

Approval of an amendment to our Articles requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal, and your broker (or another organization that holds your shares for you) may exercise its discretionary authority to vote your shares in favor of this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. Unless the date of the Annual Meeting is postponed by more than 30 days from the prior year’s annual meeting of shareholders, the deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote on such other matters in their best judgment with respect to the shares for which we have received proxies.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and NYSE American initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December  31, 2019.

SHAREHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2021 annual meeting of shareholders, a written copy of their proposal must be received at our principal executive offices no later than November 12, 2020. Proposals must comply with the Regulation 14A under the Exchange Act relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing. In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2021 annual meeting of shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2021 annual meeting of shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 26, 2020, and no later than November 25, 2020. Further, any proxy granted with respect to the 2021 annual meeting of shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information. Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information. With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our corporate secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the corporate secretary upon written request).

A copy of our Amended and Restated Bylaws is available as an exhibit to a current report on Form 8-K we filed with the SEC on February 19, 2020. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2019, together with this proxy statement, have been made available to the Company’s stockholders at www.edocumentview.com/CTO. Paper copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our 2019 Annual Report and proxy statement are also available on our website at www.ctlc.com.

Appendix A

CONSOLIDATED-TOMOKA LAND CO.

SECOND AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

1.

Purpose. The purposes of the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (as amended from time to time, the “Plan”) are to (i) align Employees’ and Nonemployee Directors’ long-term financial interests with those of the Company’s shareholders; (ii) attract and retain Employees and Nonemployee Directors by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees and Nonemployee Directors who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)    “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Stock Payments granted under the Plan.

(b)    “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Grantee.

(c)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means any of the following events:

(1)    any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

(2)    approval by the shareholders of the Company and consummation of either of the following:

a.

a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger;

b.	a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

c.

a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the

Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)    “Committee” means the committee of the Board described in Section 4 of the Plan.

(h)    “Company” means Consolidated-Tomoka Land Co., a Florida corporation, or any successor corporation.

(i)    “Employee” means any person, including an officer, employed on an hourly or salaried basis by the Company or a Subsidiary.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)    “Fair Market Value” on a given date means:

(1)    if the Stock is listed on a national securities exchange in the United States, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(2)    if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System the trade price of the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(3)    if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(l)    “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(m)    “Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(n)    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(o)    “Negative Discretion” means the discretion of the Committee, as authorized by Section 10 of the Plan, to eliminate or reduce the amount payable for a Qualified Performance-Based Award; provided that the exercise of such discretion would not cause the Qualified Performance-Based Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(p)    “Nonemployee Director” means a member of the Board who is not an Employee.

(q)    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(r)    “Option” means any option to purchase Shares granted under Section 5 of the Plan.

(s)    “Option Price” means the purchase price payable upon the exercise of an Option.

(t)    “Performance Objectives” means, for Awards granted prior to or on the Section 162(m) Cutoff Date, the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s:

(1)	return on invested capital;
(2)	free cash flow;
(3)	economic value added (net operating profit after tax less cost of capital);
(4)	total shareholder return;
(5)	operating ratio;
(6)	cost reduction (or limits on cost increases);
(7)	debt to capitalization;
(8)	debt to equity;
(9)	earnings;
(10)	earnings before interest and taxes;
(11)	earnings before interest, taxes, depreciation and amortization;
(12)	earnings per share (including or excluding nonrecurring items);
(13)	earnings per share before extraordinary items;
(14)	income from operations (including or excluding nonrecurring items);
(15)	income from operations compared to capital spending;
(16)	net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes);
(17)	net sales;
(18)	price per share of common stock;
(19)	return on assets;
(20)	return on capital employed;
(21)	return on equity;
(22)	return on investment;
(23)	return on sales; and
(24)	sales volume.

The Committee is authorized at any time during the first 90 days of a Performance Period (or, if later or earlier, within the maximum period allowed under Section 162(m) of the Code with respect to a Qualified Performance-Based Award), in its sole and absolute discretion, to adjust, or modify the level of achievement required for, a Performance Objective (to the extent permitted under Section 162(m) of the Code for Qualified Performance-Based Award) in order to prevent the dilution or enlargement of the rights of a Grantee based on the following events:

(1)	asset write-downs;
(2)	litigation or claim judgments or settlements;
(3)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(4)	reorganization and restructuring programs;
(5)	extraordinary nonrecurring items (as recognized by generally accepted accounting principles);

(6)	acquisitions or divestitures;
(7)	foreign exchange gains and losses; and
(8)	a change in the Company’s fiscal year.

For Awards granted after the Section 162(m) Cutoff Date, “Performance Objectives” means any performance objectives or metrics selected by the Committee and specified in an Award Agreement (which may, for the avoidance of doubt, include one or more of the performance metrics set forth in this Section 2(t)).

(u)    “Performance Period” means a period of time established under Section 8 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Shares or Restricted Share Units are to be achieved.

(v)    “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of the Plan.

(w)    “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

(x)    “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. If the Committee designates an Award as a Qualified Performance-Based Award, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, Performance Objectives. The Committee shall determine the performance targets that will be applied with respect to each Qualified Performance-Based Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of Shares granted pursuant to any Qualified Performance-Based Award, nor may it waive the achievement of any performance target established pursuant to this Section 2(x). Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing that the performance target(s) applicable to such Award was met. The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m), the regulations promulgated thereunder, and any successors thereto.

(y)    “Restricted Shares” mean Shares granted under Section 7 of the Plan.

(z)    “Restricted Share Unit” means an Award granted under Section 7 of the Plan and denominated in units representing rights to receive Shares.

(aa)    “Shares” means shares of the Common Stock of the Company, par value $1.00 per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of the Plan.

(bb)    “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

(cc)    “Stock Appreciation Right” means a right granted under Section 6 of the Plan.

(dd)    “Stock Payment” means Shares granted under Section 9 of the Plan.

(ee)    “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(ff)    “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates.

3.	Shares Available Under the Plan.

(a)    Reserved Shares. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued or transferred with respect to Awards shall not in the aggregate exceed 895,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury or Shares that have been reacquired by the Company. Any awards granted under the Plan on or after its original effective date of April 28, 2010 that consist of (i) Options, Stock Appreciation Rights, Restricted Share Units, or Performance Units or that, at any time, are forfeited, expire or are canceled or settled without issuance of Shares or Restricted Shares that are forfeited pursuant to Section 7(c) or the Restricted Share Award Agreement shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a) and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; or (iii) covered by a Stock Appreciation Right (without regard to the number of Shares that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a).

(b)    Reduction Ratio. For purposes of Section 3(a) of the Plan, each Share issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of Shares available for issuance or transfer under the Plan by 1.41 Shares. For the avoidance of doubt, if any Award to which this Section 3(b) applies is disregarded for purposes of determining the maximum number of Shares issuable or transferrable under the Plan pursuant to Section 3(a), then the Plan’s Share reserve shall be increased by the same number of Shares that had previously served to reduce the Plan’s Share reserve in connection with such Award, including any amount due to the application of the 1.41 multiplier described above.

(c)    ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 210,000 Shares, subject to adjustment as provided in Section 13 of the Plan.

(d)    Maximum Calendar Year Award. No Grantee may receive Awards representing more than 50,000 Shares in any one calendar year, subject to adjustment as provided in Section 13 of the Plan. No Nonemployee Director may receive in any one calendar year more than $300,000 in the aggregate in (i) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date) and (y) cash compensation (including, retainers and cash-based awards).

(e)    Maximum Calendar Year Award for Qualified Performance-Based Awards. No Grantee may receive Qualified Performance-Based Awards consisting of Options and Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. No

Grantee may receive Qualified Performance-Based Awards other than Options or Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. The maximum amount that can be paid in any calendar year to any Grantee pursuant to a Performance Unit that is a Qualified Performance-Based Award shall be the maximum amount allowed under Section 162(m) of the Internal Revenue Code. The limits in this Section 3(e) shall only apply to Awards granted prior to or on the Section 162(m) Cutoff Date

4.

Plan Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that if the Board does not appoint a Committee, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise. Notwithstanding anything herein to the contrary, the Committee shall consist solely of two (2) or more members of the Board who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) “independent” (within the meaning of the rules of the national securities exchange on which the Company’s Shares are listed), to the extent required; and (iii) at such times as relief is sought from the imposition under Section 162(m) of the Code of a limitation on the deduction of compensation relating to an Award, “outside directors” (within the meaning of Section 162(m) of the Code), to the extent required to receive such relief. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(a)    to determine the Fair Market Value of the Common Stock;

(b)    to select the Employees and Nonemployee Directors to whom Awards will be granted under the Plan;

(c)    to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(d)    to determine the number of Shares to be covered by each Award granted under the Plan;

(e)    to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(f)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan.

(g)    to construe and interpret the terms of the Plan and Awards;

(h)    to prescribe, amend and rescind rules and regulations relating to the Plan;

(i)    to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(j)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(k)    to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(l)    to make all other determinations deemed necessary or advisable for administering the Plan.

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.

Options. The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)    Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date (or equal to or greater than 110% of the Fair Market Value with respect to Incentive Stock Options granted to Ten Percent Shareholders).

(c)    Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and for at least six (6) months prior to the time of exercise and which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)    Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

(e)    Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f)    ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(g)    Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date (or five years from the Grant Date for a Ten Percent Shareholder).

(h)    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.

Stock Appreciation Rights. The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Payment in Shares. Each grant shall specify that the amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.

(b)    Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(c)    Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d)    Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

7.

Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become nonforfeitable and the Shares underlying such award of Restricted Shares shall be released by the Company to the Grantee without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.

(b)    Consideration. Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the Grant Date.

(c)    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Nonemployee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(d)    Voting Rights. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to voting rights during the period for which such substantial risk of forfeiture is to continue. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Unit until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

(e)    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

(f)    Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units.

(g)    Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.

Performance Shares and Performance Units. The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)    Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c)    Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Grantee.

(d)    Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e)    Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f)    Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)    Dividend Equivalents. Subject to Section 16(g), any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional Shares, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)    Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)    Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.

Stock Payments. If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)), or to provide incentives or recognize special achievements or contributions.

10.

Reduction or Elimination of Qualified Performance-Based Awards. In determining the actual amount to be paid with respect to a Qualified Performance-Based Award, the Committee may reduce or eliminate the amount payable through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. For the avoidance of doubt, the Committee shall not have the discretion to (i) grant or provide for a payment in respect of a Qualified Performance-Based Award to the extent the applicable Performance Objectives for the Performance Period have not been attained, or (ii) pay any amount in excess of the limitations set forth in Section 3(e) of the Plan.

11.

Clawback. Notwithstanding anything to the contrary herein, any Award or any payment made in respect of any Award that is subject to recovery under any law, government regulation, exchange listing requirement or Company policy will be subject to such deductions and/or recoupment by the Company as may be required pursuant to such law, government regulation, exchange listing requirement or Company policy (or any policy adopted by the Company pursuant to any such law, government regulation or exchange listing requirement).

12.

Nontransferability. No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

13.

Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards, (b) prices per share applicable to outstanding Options and Stock Appreciation Rights, and (c) kind of shares covered by Awards (including shares of another issuer), as the Committee determines in good faith to be equitably required in order to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 of the Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13.

14.

Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15.

Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Grantee or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

16.	Amendments and Other Matters.

(a)    Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of the Plan, other than to reflect an adjustment made in accordance with Section 13 of the Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(b)    Repricing and Cash Buyouts Prohibited. The Committee shall not (i) reprice any outstanding Option or Stock Appreciation Right, directly or indirectly, or (ii) cancel or surrender in exchange for cash or another Award any outstanding Option or Stock Appreciation Right that is “underwater” (i.e., with an Option Price or exercise price, as applicable, that is equal to or greater than the Fair Market Value of a Share), in each case, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 13 of the Plan.

(c)    No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(d)    Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(e)    Change in Control. The Committee may, in its sole discretion, provide for immediate and full vesting of an Award upon the occurrence of a Change in Control of the Company. Should the

Committee determine to make such a provision with respect to the grant of an Award, a representation to that effect shall be set forth in the Award Agreement.

(f)    Minimum Vesting Requirements. Notwithstanding anything to the contrary contained herein, and subject to Section 16(e), no portion of any Award shall vest over a period of less than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of any Award or otherwise lapse or waive the Minimum Vesting Requirements upon (A) the termination of employment of the Grantee or (B) a Change in Control (subject to the requirements of Section 16(e)) and (ii) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 3(a), as may be adjusted pursuant to Section 13).

(g)    Dividends on Unvested Equity. Any Award (other than Options and Stock Appreciation Rights) may provide for the payment to the Grantee of dividends or dividend equivalents thereon in cash or additional Shares; provided, however, that the Award Agreement shall provide that any dividends or dividend equivalents shall be subject to the same restrictions on vesting and forfeiture as apply to the underlying Award to which such dividends or dividend equivalents relate; provided, further, that, if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)    Section 162(m). The provisions in the Plan relating to Section 162(m) shall only apply to Qualified Performance-Based Awards granted prior to or on November 2, 2017 (the “Section 162(m) Cutoff Date”). Amendments made to the Plan in connection with the amendment and restatement of the Plan in 2018 are not intended to be a material modification of the Plan with respect to any awards granted under the Plan prior to or on the Section 162(m) Cutoff Date.

17.	Effective Date. This Second Amended and Restated 2010 Equity Incentive Plan shall become effective upon its approval by the shareholders of the Company.

18.	Termination. This Second Amended and Restated 2010 Equity Incentive Plan shall terminate on April 25, 2028, and no Award shall be granted after that date.
19.	Governing Law. The Plan and any Award Agreements shall be administered, interpreted and enforced under the laws of the State of Florida without regard to conflicts of laws thereof.

Plan Adopted by the Board of Directors	Plan Approved by the Shareholders
on February 18, 2010	April 28, 2010

Amendment Adopted by the Board of	Amendment Approved by the
Directors on January 23, 2013	Shareholders on April 24, 2013

Amendment Adopted by the Board of	Amendment Approved by the
Directors on January 22, 2014	Shareholders on April 23, 2014

Amendment Adopted by the Board of	Shareholder approval not required (minor
Directors on August 8, 2016	amendment)

Amendment Adopted by the Board of	Amendment Approved by the
Directors on February 21, 2018	Shareholders on April 25, 2018

Amendment Adopted by the Board of	Amendment submitted for approval by the
Directors on March 3, 2020	Shareholders on April 29, 2020

000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters heres how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 AM EDT on April 29, 2020. Online Go to www.investorvote.com/CTO or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CTO Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 5. 1. Election of Directors: 01 - John P. Albright 04 - R. Blakeslee Gable 07 - Casey R. Wold For Against Abstain 02 - George R. Brokaw 05 - Christopher W. Haga For Against Abstain 03 - Laura M. Franklin 06 - Howard C. Serkin For Against Abstain + 2. Ratify selection of Grant Thornton as the Companys Auditors 4. Amendment to the Consolidated-Tamoka Land Co. Second Amended and Stated 2010 Equity Incentive Plan to increase the number of shares thereunder For Against Abstain 3. Advisory Vote to Approve Executive Compensation 5. Change the name of the Company from Consolidated-Tamoka Land Co. to CTO Realty Growth, Inc. For Against Abstain B Authorized Signatures This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C 1234567890 J N T 1 U P X 4 5 4 2 3 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 037GOA +

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Consolidated-Tomoka Land Co. Shareholders April 29, 2020, 2:00 PM ET LPGA International Clubhouse 1000 Champions Drive, Daytona Beach, Florida, 32124 Important notice regarding availability on the Internet of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/CTO Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CTO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Consolidated-Tomoka Land Co. Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting April 29, 2020 Laura M. Franklin and John P. Albright (the Proxies), or each or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Consolidated-Tomoka Land Co. to be held on April 29, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the nominees for the Board of Directors, and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. +

C 1234567890 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com/CTO or scan the QR code login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00 AM EDT on April 29, 2020. Shareholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Consolidated-Tomoka Land Co. Shareholder Meeting to be Held on April 29, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online, or to request a copy of the materials. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.edocumentview.com/CTO Easy Online Access View your proxy materials and vote. Step 1: Go to www.investorvote.com/CTO. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials If you want to receive a copy of the proxy materials, you must request them. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 16, 2020 to facilitate timely delivery. 2 NOT COY 037GQA

Shareholder Meeting Notice

Consolidated-Tomoka Land Co. Annual Meeting of Shareholders will be held on April 29, 2020, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, 32124 at 2:00 p.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

1. Election of Directors:
   John P. Albright, George R. Brokaw, Laura M. Franklin, R. Blakeslee Gable, Christopher W. Haga, Howard C. Serkin and Casey R. Wold.
2. Ratify selection of Grant Thorton as the Company's Auditors.
3. Advisory Vote to Approve Executive Compensation.
4. Amendment to the Consolidated-Tomoka Land Co. Second Amended and Stated 2010 Equity Incentive Plan to increase the number of shares thereunder.
5. Change the name of the Company from Consolidated-Tomoka Land Co. to CTO Realty Growth, Inc.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online, or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend in person and vote at the meeting, please bring this notice with you.

Directions to the Consolidated-Tomoka Land Co. 2020 Annual Meeting

Directions to the Consolidated-Tomoka Land Co. 2020 annual meeting are available online, and can be viewed at www.edocumentview.com/cto.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/CTO.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Consolidated-Tomoka Land Co." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 16, 2020.

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Consolidated-Tomoka Land Co. Shareholders April 29, 2020, 2:00 PM ET LPGA International Clubhouse 1000 Champions Drive, Daytona Beach, Florida, 32124 Important notice regarding availability on the Internet of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/CTO Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CTO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Consolidated-Tomoka Land Co. Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting April 29, 2020 Laura M. Franklin and John P. Albright (the Proxies), or each or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Consolidated-Tomoka Land Co. to be held on April 29, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the nominees for the Board of Directors, and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. +